Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA February 2024 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Jr. Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 Statement of Use and Preparation This updated Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Certain information set forth in this report contains “forward-looking information”, including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2023, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 9, 2024

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 3 Table of Contents 1 Executive Summary .................................................................................................................... 9 1.1 Property Description ..................................................................................................... 9 1.2 Ownership ................................................................................................................... 10 1.3 Geology ....................................................................................................................... 10 1.4 Exploration Status ....................................................................................................... 11 1.5 Operations and Development ..................................................................................... 11 1.6 Mineral Resource ........................................................................................................ 12 1.7 Mineral Reserve .......................................................................................................... 13 1.8 Capital Summary ......................................................................................................... 14 1.9 Operating Costs ........................................................................................................... 15 1.10 Economic Evaluation ................................................................................................... 16 1.10.1 Discounted Cash Flow Analysis ...................................................................... 20 1.10.2 Sensitivity Analysis ......................................................................................... 20 1.11 Permitting ................................................................................................................... 21 1.12 Conclusion and Recommendations .............................................................................. 21 2 Introduction ............................................................................................................................. 21 2.1 Registrant and Terms of Reference ............................................................................. 21 2.2 Information Sources .................................................................................................... 22 2.3 Scope of Assignment ................................................................................................... 22 2.4 Personal Inspections ................................................................................................... 23 3 Property Description ................................................................................................................ 23 3.1 Location ...................................................................................................................... 23 3.2 Titles, Claims or Leases ................................................................................................ 24 3.3 Mineral Rights ............................................................................................................. 25 3.4 Encumbrances ............................................................................................................. 26 3.5 Other Risks .................................................................................................................. 26 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ............................... 26 4.1 Topography, Elevation, and Vegetation ....................................................................... 26 4.2 Access and Transport .................................................................................................. 26 4.3 Proximity to Population Centers .................................................................................. 27 4.4 Climate and Length of Operating Season ..................................................................... 27 4.5 Infrastructure .............................................................................................................. 27 5 History ...................................................................................................................................... 28 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 4 5.1 Previous Operation ..................................................................................................... 28 5.2 Previous Exploration ................................................................................................... 28 6 Geological Setting, Mineralization and Deposit ....................................................................... 28 6.1 Regional, Local and Property Geology ......................................................................... 28 6.2 Mineralization ............................................................................................................. 29 6.3 Deposits ...................................................................................................................... 31 7 Exploration ............................................................................................................................... 32 7.1 Nature and Extent of Exploration ................................................................................ 32 7.2 Drilling Procedures ...................................................................................................... 35 7.3 Hydrology .................................................................................................................... 35 7.4 Geotechnical Data ....................................................................................................... 36 8 Sample Preparation Analyses and Security .............................................................................. 36 8.1 Prior to Sending to the Lab .......................................................................................... 36 8.2 Lab Procedures............................................................................................................ 37 9 Data Verification ...................................................................................................................... 37 9.1 Procedures of Qualified Person ................................................................................... 37 9.2 Limitations .................................................................................................................. 38 9.3 Opinion of Qualified Person ........................................................................................ 38 10 Mineral Processing and Metallurgical Testing .......................................................................... 38 10.1 Testing Procedures ...................................................................................................... 38 10.2 Relationship of Tests to the Whole .............................................................................. 39 10.3 Lab Information ........................................................................................................... 39 10.4 Relevant Results .......................................................................................................... 39 11 Mineral Resource Estimates ..................................................................................................... 40 11.1 Assumptions, Parameters and Methodology ............................................................... 40 11.1.1 Geostatistical Analysis ................................................................................... 42 11.2 Resources Exclusive of Reserves .................................................................................. 46 11.2.1 Initial Economic Assessment .......................................................................... 47 11.3 Qualified Person’s Estimates ....................................................................................... 49 11.4 Qualified Person’s Opinion .......................................................................................... 50 12 Mineral Reserve Estimates ....................................................................................................... 51 12.1 Assumptions, Parameters and Methodology ............................................................... 51 12.2 Mineral Reserves ......................................................................................................... 52 12.2.1 Surface Reserves ............................................................................................ 53 12.2.2 Underground Reserves .................................................................................. 54

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 5 12.2.3 Laurel Hernshaw (Map 2)............................................................................... 54 12.2.4 Coon/Ellis Upper Cedar Grove (UCG) (Map 3) ................................................ 54 12.2.5 Titan Middle Cedar Grove (MCG) (Map 4) ...................................................... 54 12.2.6 Low Gap Middle Cedar Grove (MCG) (Map 4) ................................................ 55 12.2.7 Black King Lower Cedar Grove (LCG) (Map 5) ................................................. 55 12.2.8 Berwind Area Lower Cedar Grove Seam (LCG) (Map 5) .................................. 55 12.2.9 Bee Tree Powellton Seam (Map 6) ................................................................. 55 12.2.10 Marfork/Workman Area Upper Eagle (Map 7A) ............................................. 55 12.2.11 Panther Eagle Seam (Map 9) .......................................................................... 55 12.2.12 Horse Creek Eagle Seam (Map 9) ................................................................... 56 12.2.13 Black Eagle Mine - Eagle Seam (Map 9) .......................................................... 56 12.2.14 Dow Fork Eagle Seam (Map 9) ....................................................................... 56 12.2.15 Marfork/Workman Glen Alum Tunnel Seam (Map 10) ................................... 56 12.2.16 Workman Beckley Seam (Map 11) ................................................................. 56 12.3 Qualified Person’s Estimates ....................................................................................... 57 12.4 Qualified Person’s Opinion .......................................................................................... 58 13 Mining Methods ....................................................................................................................... 58 13.1 Geotech and Hydrology ............................................................................................... 58 13.2 Production Rates ......................................................................................................... 58 13.3 Mining Related Requirements ..................................................................................... 62 13.3.1 Underground ................................................................................................. 62 13.4 Required Equipment and Personnel ............................................................................ 63 13.4.1 Surface Mines ................................................................................................ 63 13.4.2 Underground Mines ....................................................................................... 66 14 Processing and Recovery Methods ........................................................................................... 73 14.1 Description or Flowsheet............................................................................................. 73 14.2 Requirements for Energy, Water, Material and Personnel ........................................... 73 15 Infrastructure ........................................................................................................................... 74 15.1 Marfork Preparation Plant ........................................................................................... 74 15.2 Workman’s Creek Coal Handling Facility ...................................................................... 76 15.3 Underground Conveyor Coal Transport System ........................................................... 77 15.5 Proposed Coal Handling Facility on Browns Branch of West Fork ................................ 78 15.6 Black Eagle Mine and Browns Branch Coal Handling to Marfork Preparation Plant...... 79 16 Market Studies ......................................................................................................................... 79 16.1 Market Description ..................................................................................................... 79 16.2 Price Forecasts ............................................................................................................ 80 16.3 Contract Requirements ............................................................................................... 80 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 6 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals ....................................................................................................................... 81 17.1 Results of Studies ........................................................................................................ 81 17.2 Requirements and Plans for Waste Disposal ................................................................ 81 17.3 Permit Requirements and Status ................................................................................. 82 17.4 Local Plans, Negotiations or Agreements ..................................................................... 85 17.5 Mine Closure Plans ...................................................................................................... 85 17.6 Qualified Person’s Opinion .......................................................................................... 85 18 Capital and Operating Costs ..................................................................................................... 85 18.1 Capital Cost Estimate................................................................................................... 85 18.2 Operating Cost Estimate .............................................................................................. 89 19 Economic Analysis .................................................................................................................... 90 19.1 Economic Evaluation ................................................................................................... 90 19.1.1 Introduction................................................................................................... 90 19.1.2 Cash Flow Summary ....................................................................................... 95 19.1.3 Discounted Cash Flow Analysis ...................................................................... 97 19.1.4 Sensitivity Analysis ......................................................................................... 98 20 Adjacent Properties.................................................................................................................. 98 20.1 Information Used ........................................................................................................ 98 21 Other Relevant Data and Information ...................................................................................... 99 22 Interpretation and Conclusions ................................................................................................ 99 22.1 Conclusion................................................................................................................... 99 22.2 Risk Factors ................................................................................................................. 99 22.2.1 Governing Assumptions ............................................................................... 100 22.2.2 Limitations ................................................................................................... 101 22.2.3 Methodology ............................................................................................... 101 22.2.4 Development of the Risk Matrix .................................................................. 102 22.2.5 Categorization of Risk Levels and Color Code Convention ............................ 104 22.2.6 Description of the Coal Property .................................................................. 104 22.2.7 Summary of Residual Risk Ratings ................................................................ 105 22.2.8 Risk Factors .................................................................................................. 105 23 Recommendations ................................................................................................................. 112 24 References.............................................................................................................................. 112 25 Reliance on Information Provided by Registrant ................................................................... 112

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 7 FIGURES (IN REPORT) Figure 1-1: Alpha’s Marfork Property Location Map .......................................................................... 10 Figure 1-2: Projected Capital Expenditures – Consolidated Marfork Mining Complex ........................ 15 Figure 1-3: Marfork Mining Complex Operating Costs ....................................................................... 16 Figure 1-4: Sensitivity of NPV ............................................................................................................ 20 Figure 6-1: Workman Creek Stratigraphic Column ............................................................................. 30 Figure 6-2: Marfork Stratigraphic Column ......................................................................................... 31 Figure 7-1: Workman Creek Cross-Section......................................................................................... 33 Figure 7-2: Marfork Underground Mine Cross-Section ...................................................................... 34 Figure 11-1: Histogram of the Total Seam Thickness for the Eagle Seam Present in the Marfork Mining Complex .............................................................................................................. 43 Figure 11-2: Scatter plot of the Total Seam Thickness for the Eagle Seam Present in the Marfork Mining Complex .............................................................................................................. 43 Figure 11-3: Variogram of the Total Seam Thickness for the Eagle Seam Present in the Marfork Mining Complex .............................................................................................................. 44 Figure 11-4: Result of DHSA for the Eagle Seam Present in the Marfork Mining Complex ................... 45 Figure 11-5: Results of Initial Economic Assessment .......................................................................... 49 Figure 13-1: Workman Creek Surface Mine and Permit Areas Aerial View ......................................... 63 Figure 15-1: Workman Creek Surface Facilities .................................................................................. 75 Figure 15-2: Marfork Facilities ........................................................................................................... 75 Figure 15-3: Workman’s Creek Coal Handling Facility ........................................................................ 76 Figure 15-4: Underground Conveyor Coal Transport System ............................................................. 78 Figure 18-1: Projected Capital Expenditures – Consolidated Marfork Operations .............................. 86 Figure 18-2: Marfork Operating Costs ............................................................................................... 90 Figure 19-1: Projection of Sales Tons ................................................................................................. 91 Figure 19-2: Consolidated Annual Revenue ....................................................................................... 92 Figure 19-3: Revenue, Cash Costs, and EBITDA .................................................................................. 93 Figure 19-4: Annual EBITDA ............................................................................................................... 95 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) ............................................................... 97 Figure 19-6: Sensitivity of NPV .......................................................................................................... 98 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2023 .......................................................... 12 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2023 ..................... 14 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA .......................................................... 17 Table 1-4: Project Cash Flow Summary (000) ..................................................................................... 18 Table 2-1: Information Provided to MM&A by Alpha ......................................................................... 22 Table 3-1: Mineral Control – Mid-West Virginia (Marfork) Complex .................................................. 24 Table 11-1: General Reserve & Resource Criteria .............................................................................. 41 Table 11-2: DHSA Results Summary for Radius from a Central Point ................................................. 45 Table 11-3: Results of Initial Economic Assessment ($/ton) ............................................................... 48 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 8 Table 11-4: Coal Resources Summary as of December 31, 2023 ........................................................ 49 Table 12-1: Workman Creek Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2023 ................................................................................................................................ 53 Table 12-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2023 ................... 57 Table 13-1: Marfork Mining Complex Underground Mine Production Schedule (x 1,000 Saleable Tons) ............................................................................................................................... 59 Table 13-2: Marfork Mining Complex Surface Mine Production Schedule (x 1,000 Saleable Tons) ..... 61 Table 13-3: Marfork Mining Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons) ... 62 Table 15-1: Browns Branch Coal Handling Facility ............................................................................. 78 Table 15-2: Black Eagle Coal Handling Facility.................................................................................... 79 Table 16-1: Quality Specifications...................................................................................................... 79 Table 16-2: Price Forecasts ................................................................................................................ 80 Table 17-1: Marfork Refuse Disposal Summary ................................................................................. 81 Table 17-2: Marfork Mining Permits .................................................................................................. 84 Table 18-1: Summary of Capital Expenditures Schedule by Mine....................................................... 87 Table 18-2: Estimated Coal Production Taxes and Sales Costs ........................................................... 89 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 94 Table 19-2: Project Cash Flow Summary (000) ................................................................................... 95 Table 22-1: Probability Level Table .................................................................................................. 102 Table 22-2: Consequence Level Table .............................................................................................. 103 Table 22-3: Risk Matrix .................................................................................................................... 104 Table 22-4: Risk Assessment Matrix ................................................................................................ 105 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ..................................... 106 Table 22-6: Environmental (Risks 3 and 4) ....................................................................................... 107 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................. 107 Table 22-8: Market and Transportation (Risk 6)............................................................................... 108 Table 22-9: Market and Transportation (Risk 7)............................................................................... 108 Table 22-10: Methane Management (Risk 8) ................................................................................... 109 Table 22-11: Mine Fires (Risk 9)....................................................................................................... 109 Table 22-12: Ground Control (Risk 10) ............................................................................................. 110 Table 22-13: Availability of Supplies and Equipment (Risk 11) ......................................................... 110 Table 22-14: Labor – Work Stoppage (Risk 12) ................................................................................ 111 Table 22-15: Labor – Retirement (Risk 13) ....................................................................................... 111 Table 22-16: Health and Safety (Risk 14) ......................................................................................... 111 Table 25-1: Information from Registrant Relied Upon by MM&A .................................................... 112 Appendices A .............................................................................................................................. Summary Tables B ......................................... Initial Economic Assessment Resources Exclusive of Reserves (per Ton) C ............................................................................................................................................... Maps

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

1 Executive Summary

1.1 Property Description

Alpha Metallurgical Resources, Inc. (*Alpha*) authorized **Marshall Miller & Associates, Inc. (*MM&A*)** to prepare this updated Technical Report Summary (*TRS*) of its controlled coal reserves located at the **Marfork Mining Complex (*Marfork* *or the Property*)** in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia.

Coal resources and coal reserves are herein reported in imperial units of measurement.

The Marfork Mining Complex is comprised of the Marfork underground operations and the Workman Creek surface mines. Active surface facilities for the Marfork operations are located along Little Marsh Fork, a tributary of the Big Coal River adjacent to a CSX rail line. Active surface facilities for Workman Creek are located in Raleigh County, West Virginia, located along Workman Creek, a tributary to Clear Fork along State Route 1. Both surface facilities are about 30 miles northwest of Beckley, West Virginia, the county seat of Raleigh County (see *Figure 1-1*).

Marfork properties are included within Alpha's Mid-West Virginia mineral holdings that are composed of approximately 244,275 total acres. There are approximately 55 separate leases for the Mid-West Virginia mineral holdings group, which includes Marfork resource area.

MARSHAL MILLER & ASSOCIATES, INC. 9

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-1: Alpha's Marfork Property Location Map


Putnam
64
79
Webster
Cabell
Huntington
Charleston
Clay
Kanawha
Summersville
Lincoln
Nicholas
Boone
77
Greenbier
Fayette
Mingo
Logan
Marfork Plant
64
Marfork Property
Beckley
Workman Property
Wyoming
Raleigh
Monroe
Kentucky
West Virginia
Mercer
McDowell
Virginia
Bluefield

1.2 Ownership

The Marfork Property involves a complex combination of previous ownership. Predecessors of Alpha, namely **Alpha Natural Resources (*Alpha*)** and **Massey Energy (*Massey*)** previously held mining rights on most of the Property.

1.3 Geology

Operations at the Marfork Mining Complex currently extract coal from the Eagle and Glen Alum Tunnel coal seams by the underground continuous mining method. Run-of-mine coal is subsequently transported to the Marfork Preparation Plant for processing. Currently identified underground coal resources and reserves are in the Chilton, Hernshaw, Upper Cedar Grove, Middle Cedar Grove, Lower Cedar Grove, Peerless, Powellton, Eagle, Glen Alum Tunnel, Beckley, and Fire Creek seams. Workman

MARSHAL MILLER & ASSOCIATES, INC. 10

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Creek surface mines recover coal from the Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, and Little Eagle. These coal seams are historically utilized as coking coal. Strata on the Property reside in the Pennsylvanian-aged (approximately 290 to 330 million years ago) Kanawha and New River Formations. Due to the high value of these coking coals, all the seams have been extensively mined in the past. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units. The coal seams reach the highest structural elevations along the southeastern margin of the Property, generally dipping toward the northwest.

1.4 Exploration Status

The Property has been extensively explored, largely by drilling using continuous coring and rotary drilling methods but also by obtaining coal measurements at mine exposures, and by downhole geophysical methods. A significant amount of historical data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data appeared to be anomalous or not representative, that data was excluded from the digital databases and subsequent processing by MM&A.

Ongoing exploration has been carried out by Alpha since acquiring the Marfork Mining Complex. The Alpha acquired exploration data has been consistent with past drilling activities.

1.5 Operations and Development

As of December 31, 2023, the Marfork Mining Complex is comprised of surface and underground operations. Active surface mine operations at Workman Creek, including the Long Ridge, Center Contour, Turkeyfoot, Eagle #2 and Middle Ridge permits. Underground mine operations were active at the Black Eagle Mine, Panther Eagle, and Horse Creek mines; all located in the Eagle coal seam and the Glen Alum mine operating in the Glen Alum Tunnel seam. The idle Slabcamp mine in the Stockton coal seam is a part of Mammoth Complex and is not a part of this study. The Dow Fork mine is currently in the conceptual stage and is planned to operate in the Eagle seam. The active Eagle seam mines and the Dow Fork mine produce, or will produce, a High-Volatile metallurgical coal blend. The Glen Alum mine produces a Mid-Volatile product.

MARSHAL MILLER & ASSOCIATES, INC. 11

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 2.71 million tons in 2052. Underground reserves will be depleted in 2065. Surface mine production peaks at 2.82 million tons in 2025 and surface reserves will be depleted in 2032. Highwall mine production peaks at 0.61 million tons in 2029 and those reserves are scheduled to be depleted in 2032.

In addition to the mines, the Marfork Mining Complex also includes the Marfork Preparation Plant. The plant site includes raw coal storage, clean coal storage, a centrifugal dryer, a railroad loadout as well as two refuse disposal areas. Low-density cyclones are used for intermediate separation and froth flotation and spirals are utilized for fine coal separation. The plant has a feed rate capacity of 2,400 raw tons per hour and produces 7.25% ash at less than 1.07% sulfur. For year-end 2023, the average utilization rate of the Marfork Preparation Plant was 70.0%. Coal Production is also conveyed from Workman Creek, through underground mine works to the Marfork Preparation Plant for processing, and shipment on the CSX railway.

1.6 Mineral Resource

A coal resource estimate, summarized in *Table 1-1* was prepared as of December 31, 2023, for property controlled by Alpha.

Table 1-1: Coal Resources Summary as of December 31, 2023

Area/Mine	Seam	Coal Resource (Dry Tons, In Situ)			
		Measured	Indicated	Inferred	Total
Inclusive of Reserve (Converted to Reserve)					
Workman Creek Surface	Multi	18,115,000	391,000	9,000	18,515,000
Workman Creek HWM	Multi	12,734,000	190,000	0	12,924,000
Laurel Area	Hernshaw	19,513,000	5,902,000	0	25,415,000
Coon Cedar Grove	Upper Cedar Grove	4,264,000	182,000	0	4,446,000
Ellis Cedar Grove	Upper Cedar Grove	4,869,000	31,000	0	4,899,000
Titan MCG	Middle Cedar Grove	10,849,000	4,649,000	0	15,498,000
Low Gap MCG	Middle Cedar Grove	1,920,000	14,000	0	1,935,000
Black King I	Lower Cedar Grove	20,019,000	3,428,000	0	23,447,000
Berwind	Lower Cedar Grove	6,315,000	251,000	0	6,566,000
Beetree	Powellton	1,005,000	333,000	0	1,338,000
Workman	Upper Eagle	3,712,000	114,000	0	3,826,000
Black Eagle	Eagle	24,876,000	12,506,000	2,000	37,384,000
Dow Fork	Eagle	33,789,000	15,524,000	0	49,312,000
Panther Eagle	Eagle	6,746,000	1,474,000	0	8,220,000
Horse Creek	Eagle	1,303,000	326,000	0	1,630,000
Glen Alum Tunnel	Glen Alum Tunnel	9,675,000	3,929,000	217,000	13,821,000
Workman	Beckley	50,253,000	43,362,000	0	93,615,000
Subtotal	**Subtotal**	**229,957,000**	**92,606,000**	**228,000**	**322,790,000**

MARSHAL MILLER & ASSOCIATES, INC. 12

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Area/Mine	Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Exclusive of Reserve					
Workman Creek Surface	Multi	3,981,000	848,000	5,000	4,834,000
Workman Creek HWM	Multi	0	0	0	0
Elk Run - Seng Creek	Chilton	14,555,000	11,353,000	0	25,907,000
Black King	Upper Cedar Grove	25,826,000	2,064,000	0	27,891,000
Titan	Middle Cedar Grove	393,000	8,000	0	401,000
Black King LCG	Lower Cedar Grove	4,589,000	644,000	0	5,234,000
Powellon 10-B	Powellton	3,533,000	211,000	0	3,744,000
Slip Ridge Powellton	Powellton	656,000	17,000	0	673,000
Laurel Branch	Upper Eagle	6,880,000	1,863,000	0	8,743,000
Marfork	Eagle A	14,547,000	5,555,000	8,000	20,109,000
Dow Fork	Eagle	0	0	1,320,000	1,320,000
Panther Eagle	Eagle	2,762,000	495,000	0	3,257,000
Sycamore	Eagle	7,278,000	896,000	0	8,173,000
Glen Alum Tunnel	Glen Alum Tunnel	1,936,000	1,747,000	223,000	3,906,000
Workman	Beckley	2,934,000	5,605,000	57,000	8,596,000
Mountain Laurel	Beckley	14,800,000	14,565,000	55,000	29,420,000
Mountain Laurel	Fire Creek	4,389,000	1,506,000	0	5,895,000
Subtotal	**Subtotal**	**109,059,000**	**47,377,000**	**1,667,000**	**158,103,000**
Grand Total					
Inclusive of Reserve		229,957,000	92,606,000	228,000	322,790,000
Exclusive of Reserve		109,059,000	47,377,000	1,667,000	158,103,000
Grand Total		**339,016,000**	**139,983,000**	**1,895,000**	**480,894,000**

Note (1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 156.4 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves (not converted to reserve) as of December 31, 2023.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

1.7 Mineral Reserve

The Resource estimate outlined in *Table 1-1* **inclusive** of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (*LOM*) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of October 1, 2023 for the underground mines, and July 1, 2023 for the surface mines.

Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access; geological encumbrances associated with overlying and underlying strata; seam thinning; structural complication; and insufficient exploration have all been considered. Reserve consideration excludes those portions of the resource area that exhibit geological and operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

MARSHALL MILLER & ASSOCIATES, INC. 13

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2023

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)							Quality (Dry Basis)		
	By Reliability Category			By Permit Status		By Control Type				
Seam	Proven	Probable	Total	Permitted	Not Permitted	Owned	Leased	Ash %	Sulfur %	VM %
Workman Creek Surface	0	15,495,000	15,495,000	15,495,000	0	67,000	15,427,000	10	0.9	-
Workman Creek HWM	4,249,000	64,000	4,313,000	3,544,000	769,000	0	4,313,000	6	0.9	-
Hernshaw	3,562,000	1,021,000	4,583,000	0	4,583,000	0	4,583,000	5	0.8	36
Upper Cedar Grove	1,666,000	25,000	1,691,000	1,691,000	0	0	1,691,000	6	1.0	35
Middle Cedar Grove	632,000	5,238,000	5,870,000	3,932,000	1,938,000	0	5,870,000	6	1.1	37
Lower Cedar Grove	10,634,000	1,437,000	12,071,000	4,509,000	7,562,000	0	12,071,000	5	0.8	36
Powellton	336,000	116,000	452,000	275,000	177,000	0	452,000	2	0.8	-
Upper Eagle	1,016,000	6,000	1,021,000	0	1,021,000	0	1,021,000	6	0.8	30
Eagle	16,052,000	7,418,000	23,470,000	16,997,000	6,474,000	368,000	23,102,000	5	0.8	33
Glen Alum Tunnel	1,847,000	708,000	2,555,000	1,285,000	1,269,000	219,000	2,335,000	5	0.9	26
Beckley	13,339,000	12,793,000	26,132,000	2,924,000	23,207,000	1,558,000	24,573,000	5	0.9	20
Grand Total	**53,333,000**	**44,320,000**	**97,652,000**	**50,651,000**	**47,001,000**	**2,214,000**	**95,438,000**	**6**	**0.9**	**30**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory analysis from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
Raw quality and some volatile matter analysis not available for Workman Creek. Workman Creek surface reserves were priced at 70% High-Vol. A and 30% thermal product.
Workman Creek Surface is modeled as 55% direct-ship and 45% washed to mimic what Alpha is doing, however without any raw quality data for the surface seams a quality composite could not be prepared.
See Appendix A for detailed breakdown.
Totals may not add due to rounding.

In summary, Alpha controls a total of 97.65 million tons (*Mt*) (moist basis) of marketable coal reserves at Marfork. Of that total, 55 percent are proven, and 45 percent are probable. Due to the lack of raw coal quality information, all Workman Creek surface reserves have been classified as Probable, even though it is an active operation with sales into the thermal and metallurgical markets.

Approximately 2.21 Mt are owned, and the remaining 95.44 Mt are leased coal reserves. Of the total, 50.65 Mt are permitted, and the remaining 47.00 Mt are not permitted. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps as of September 30, 2023 for underground mines and as of June 30, 2023 for surface mines. Mine depletion tonnages were supplied by Alpha through the end of 2023, and MM&A deducted this historical production from the mapped reserves to estimate reserves as of December 31, 2023.

1.8 Capital Summary

Alpha provided MM&A with information related to the number of currently operating production units at the Marfork Mining Complex. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

MARSHALL MILLER & ASSOCIATES, INC. 14

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. “Other” costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Marfork operations is provided in *Figure 1-2* below.

Figure 1-2: Projected Capital Expenditures – Consolidated Marfork Mining Complex


Underground Mines
Surface Mines
HWM
$ Thousands
Year

1.9 Operating Costs

Alpha provided historical operating costs for its active mines including:

> Underground mine operations at Black Eagle, Panther Eagle, Horse Creek Eagle, and Glen Alum.

> Surface and highwall mine operations at Workman Creek North and Workman Creek South.

MM&A used the historical cost information as a reference and developed a personnel schedule for each mine. Hourly labor rates and salaries were based upon information contained in Alpha’s financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers’ compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs,

MARSHALL MILLER & ASSOCIATES, INC. 15

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes and insurance and bonding and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

A summary of the projected operating costs for the consolidated Marfork operations is provided in *Figure 1-3*.

Figure 1-3: Marfork Mining Complex Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$/Ton
Year

1.10 Economic Evaluation

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2024.

MARSHALL MILLER & ASSOCIATES, INC. 16

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

Company-wide pricing data as provided by Alpha is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long-term realization of $162 per short ton port pricing, with an average $132.51 per ton netback pricing reflective of the high-volatile product currently sold at Marfork, and $163 per short ton port loading with an average of $127.26 per short ton netback pricing reflective of the low-volatile product. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $74 per short ton with an average of $65.52 per ton netback pricing. The LOM blended average netback pricing for the Marfork reserves is $127.67 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their Marfork Mining Complex is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. The netback adjustments reflect these additional costs carried after the products leave the Marfork Mining Complex. *Table 1-3* shows the MM&A projected LOM tonnage, P&L, and EBITDA for each Alpha mine at Marfork.

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Laurel Hernshaw	4,583	$51,548	$11.25	$108,897	$23.76
Black King LCG Brown's Br	9,917	$167,143	$16.85	$343,720	$34.66
Workman Upper Eagle	1,021	$18,474	$18.09	$32,825	$32.14
Berwind LCG	2,154	$24,190	$11.23	$48,915	$22.71
Low Gap MCG	632	$6,918	$10.94	$13,655	$21.60
Titan MCG	5,238	$96,616	$18.45	$155,040	$29.60
Coon UCG	783	$12,400	$15.84	$22,259	$28.43
Ellis UCG	908	$16,382	$18.04	$21,624	$23.82
Bee Tree Powellton	452	$4,334	$9.59	$9,154	$20.26
Black Eagle	10,649	($59,679)	$(5.60)	$123,520	$11.60
Dow Fork Eagle	10,000	$98,365	$9.84	$218,250	$21.83
Horse Creek Eagle	364	($52)	$(0.14)	$6,962	$19.11
Panther Eagle	2,812	$56,949	$20.25	$103,178	$36.69
Workman's Creek Beckley	26,132	$496,371	$18.99	$1,033,507	$39.55
Glen Alum Tunnel	2,674	$8,537	$3.19	$60,823	$22.75
Consolidated Deep Mines	**78,319**	**$998,495**	**$12.75**	**$2,302,327**	**$29.40**

MARSHAL MILLER & ASSOCIATES, INC. 17

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Surface Mines					
Workman	16,304	$103,580	$6.35	$248,577	$15.25
Consolidated Surface Mines	**16,304**	**$103,580**	**$6.35**	**$248,577**	**$15.25**
Highwall Miner Operations					
Workman HWM	4,461	$311,502	$69.83	$331,774	$74.38
Consolidated HWMs	**4,461**	**$311,502**	**$69.83**	**$331,774**	**$74.38**
Grand Total	**99,084**	**$1,413,577**	**$14.27**	**$2,882,678**	**$29.09**

Note:
** LOM tonnage evaluated in the financial model includes September 2023 through December 2023 for underground mines and July 2023 through December 2023 production for surface mines production (1,410,126 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.

As shown in *Table 1-3,* all the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Marfork operations show positive LOM P&L and EBITDA of $1.4 billion and $2.9 billion, respectively.

Alpha's consolidated Marfork cash flow summary in constant dollars, excluding debt service, is shown in *Table 1-4* below.

Table 1-4: Project Cash Flow Summary (000)

	Total	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027	YE 12/31 2028
Production & Sales tons	99,084	1,837	4,703	5,014	4,339	3,676	4,623
Total Revenue	$12,650,363	$219,084	$576,504	$605,617	$525,681	$449,955	$558,645
EBITDA	$2,882,678	$63,699	$154,517	$184,802	$131,787	$86,716	$143,825
Net Income	$1,166,814	$47,552	$89,398	$111,667	$75,883	$37,134	$80,635
Net Cash Provided by Operating Activities	$2,635,916	$39,436	$116,868	$154,338	$128,089	$87,588	$115,877
Purchases of Property, Plant, and Equipment	($1,278,392)	$0	($39,640)	($51,401)	($33,447)	($31,728)	($43,170)
Net Cash Flow	$1,357,523	$39,436	$77,228	$102,937	$94,642	$55,860	$72,707

	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034	YE 12/31 2035
Production & Sales tons	3,263	3,407	3,448	2,651	1,707	1,710	1,641
Total Revenue	$410,212	$430,838	$436,697	$342,519	$226,196	$226,567	$217,491
EBITDA	$36,099	$46,270	$50,257	$51,332	$28,689	$30,094	$20,363
Net Income	($12,204)	($9,699)	$1,419	$5,477	$2,661	$4,073	($4,381)
Net Cash Provided by Operating Activities	$56,298	$45,206	$48,856	$53,237	$32,861	$30,167	$21,977
Purchases of Property, Plant, and Equipment	($55,957)	($55,870)	($32,860)	($30,176)	($22,288)	($10,435)	($147,752)
Net Cash Flow	$341	($10,664)	$15,995	$23,061	$10,573	$19,732	($125,775)

	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041	YE 12/31 2042
Production & Sales tons	1,694	1,787	1,825	1,852	2,169	2,208	2,149
Total Revenue	$222,795	$235,259	$240,297	$243,388	$281,875	$285,662	$277,445
EBITDA	$18,459	$27,117	$31,693	$36,479	$57,560	$62,756	$57,289
Net Income	($26,754)	($15,846)	($9,311)	($2,448)	$10,756	$16,596	$31,977
Net Cash Provided by Operating Activities	$19,529	$25,143	$31,321	$36,300	$53,379	$59,415	$57,760
Purchases of Property, Plant, and Equipment	($43,309)	($13,279)	($2,110)	($8,059)	($66,072)	($34,881)	$0
Net Cash Flow	($23,779)	$11,864	$29,211	$28,240	($12,693)	$24,534	$57,760

MARSHAL MILLER & ASSOCIATES, INC. 18

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047	YE 12/31 2048	YE 12/31 2049
Production & Sales tons	2,316	2,368	2,602	2,553	2,350	2,147	2,421
Total Revenue	$298,002	$304,579	$334,351	$327,843	$301,945	$276,280	$311,187
EBITDA	$76,054	$80,785	$103,810	$99,229	$81,204	$67,954	$98,698
Net Income	$54,764	$53,250	$61,119	$49,594	$38,837	$29,925	$43,150
Net Cash Provided by Operating Activities	$70,770	$78,010	$92,492	$88,565	$79,577	$66,232	$83,054
Purchases of Property, Plant, and Equipment	($440)	($43,807)	($66,146)	($31,565)	($29,465)	($30,162)	($71,912)
Net Cash Flow	$70,330	$34,203	$26,347	$57,000	$50,112	$36,070	$11,142
	YE 12/31 2050	YE 12/31 2051	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054	YE 12/31 2055	YE 12/31 2056
Production & Sales tons	2,679	2,674	2,706	2,695	2,187	2,191	1,969
Total Revenue	$344,043	$343,219	$347,355	$346,970	$288,833	$290,385	$260,911
EBITDA	$122,378	$121,616	$122,747	$122,033	$65,274	$67,591	$51,975
Net Income	$54,502	$55,739	$64,468	$57,122	$12,740	$40,617	$23,181
Net Cash Provided by Operating Activities	$104,041	$110,950	$111,581	$109,528	$73,715	$59,758	$55,283
Purchases of Property, Plant, and Equipment	($53,796)	($36,027)	($9,399)	($54,001)	($17,578)	($31,356)	($19,477)
Net Cash Flow	$50,245	$74,924	$102,182	$55,527	$56,137	$28,402	$35,806
	YE 12/31 2057	YE 12/31 2058	YE 12/31 2059	YE 12/31 2060	YE 12/31 2061	YE 12/31 2062	YE 12/31 2063
Production & Sales tons	1,801	1,743	1,540	1,549	1,174	718	581
Total Revenue	$238,708	$230,919	$204,029	$205,270	$155,559	$95,173	$76,978
EBITDA	$49,894	$55,261	$50,318	$52,815	$35,487	$21,956	$20,089
Net Income	$22,752	$26,852	$23,308	$26,989	$11,050	$4,783	$8,179
Net Cash Provided by Operating Activities	$50,293	$53,839	$45,481	$48,668	$38,355	$26,651	$21,920
Purchases of Property, Plant, and Equipment	($18,720)	($344)	($12,979)	($14,258)	($14,183)	($344)	$0
Net Cash Flow	$31,573	$53,495	$32,502	$34,410	$24,172	$26,307	$21,920
	YE 12/31 2064	YE 12/31 2065	YE 12/31 2066	YE 12/31 2067	YE 12/31 2068	YE 12/31 2069	YE 12/31 2070
Production & Sales tons	380	36	0	0	0	0	0
Total Revenue	$50,363	$4,733	$0	$0	$0	$0	$0
EBITDA	$8,200	($4,321)	($4,673)	($1,849)	($930)	($474)	($247)
Net Income	($1,467)	($12,880)	($9,345)	($3,698)	($1,860)	($948)	($493)
Net Cash Provided by Operating Activities	$14,022	$2,633	($37,894)	($12,658)	($6,296)	($3,148)	($3,148)
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$14,022	$2,633	($37,894)	($12,658)	($6,296)	($3,148)	($3,148)

Notes:
(1) LOM tonnage evaluated in the financial model includes September 2023 through December 2023 for underground mines and July 2023 through December 2023 production for surface mines production (1,410,126 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.
(2) Results shown for 2023 represent 4th quarter only.

Consolidated cash flows are driven by annual sales tonnage, which range from 3.3 million tons to 5.0 million tons between 2024 and 2031. Between years 2032 and 2061, sales ranges from 1.2 million to 2.7 million tons and between years 2062-2065, sales range from 0.04 million tons to 0.7 million tons. Projected consolidated revenue peaks at $605.6 million in 2025 and totals $12.7 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, apart from post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $154.3 million in 2025 and totals $2.6 billion over the project life. Capital expenditures total $199.4 million during the first five years and $1.3 billion over the project's life.

MARSHALL MILLER & ASSOCIATES, INC. 19

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

1.10.1 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 16.57% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $342.8 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Marfork reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Marfork assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

1.10.2 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 16.57% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

Figure 1-4: Sensitivity of NPV


$1,100,000
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$(200,000)
$(300,000)
$(400,000)
$ Thousands
-15%
-10%
-5%
0%
5%
10%
15%
Increments
Sales Price Sensitivity
OPEX Sensitivity
CAPEX Sensitivity
Discount Rate Sensitivity

MARSHALL MILLER & ASSOCIATES, INC. 20

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

As shown, NPV is quite sensitive to changes in sales price, operating cost estimates and the discount rate, and slightly sensitive to changes in capital cost estimates.

1.11 Permitting

Alpha has obtained all mining and discharge permits to operate its active mines, preparation plant processing, loadout, and related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Alpha, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*) and United States Fish and Wildlife (*USFW*)** involvement with state programs.

1.12 Conclusion and Recommendations

Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Marfork Property and reviewed in the study. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS.

The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein.

This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 97.65 Mt of marketable underground coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

2 Introduction

2.1 Registrant and Terms of Reference

This updated report was prepared for the sole use of **Alpha Metallurgical Resources, Inc. (*Alpha*)** and its affiliated and subsidiary companies and advisors.

The report provides a statement of coal reserves for Alpha. Exploration results and resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the **United States Securities and Exchange Commission (*SEC*)**.

MARSHALL MILLER & ASSOCIATES, INC. 21

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Coal resources and coal reserves are herein reported in imperial units of measurement.

2.2 Information Sources

The technical report is based on information provided by Alpha and reviewed by MM&A's professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A's professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines.

Sources of data and information are listed below in *Table 2-1*:

Table 2-1: Information Provided to MM&A by Alpha

Category	Information Provided by Alpha	Report Section
Geological	Geologic data including digital databases and original source data including geologist logs, driller's logs, geophysical logs.	9.1
Coal Quality	Database of coal quality information supplemented with original source laboratory sheets where available.	10.1
Mining	Historical productivities and manpower projections.	13.2, 13.4
Coal Preparation	Flow Sheet and other information related to coal processing.	14.1
Waste Disposal	Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal.	17.2
Costs	Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling	18.2

Note: While the sources of data listed in Table 2-1 are not exhaustive, they represent a significant portion of information which supports this TRS. MM&A reviewed the provided data and found it to be reasonable prior to incorporating it into the TRS. The TRS contains "forward-looking information" including forecasts of productivity and annual coal production, operating and capital cost estimates, coal sales price forecasts, the assumption that Alpha will continue to acquire necessary permits, and other assumptions. The TRS statements and conclusions are not a guarantee of future performance and undue reliance should not be placed on them. The ability of Alpha to recover the estimated coal reserves is dependent on multiple factors beyond the control of MM&A including, but not limited to geologic factors, mining conditions, regulatory approvals, and changes in regulations. In all cases, the plans assume the Property is under competent management.

2.3 Scope of Assignment

Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2023. For the evaluation, the following tasks were to be completed:

> Conduct site visits of the mines and mine infrastructure facilities.

> Process the information supporting the estimation of coal resources and reserves into geological models.

> Develop life-of-reserve mine (*LOM*) plans and financial models.

> Hold discussions with Alpha company management; and

> Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include:

MARSHALL MILLER & ASSOCIATES, INC. 22

MARSHALL MILLER & ASSOCIATES
Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

- A description of the mines and facilities.
- A description of the evaluation process.
- An estimation of coal reserves with compliance elements as stated under the SEC S-K 1300 regulations that became effective for the first fiscal year commencing on or after January 1, 2021.

2.4 Personal Inspections

MM&A is very familiar with Marfork 's West Virginia Properties, having provided a variety of services in recent years. Qualitied Persons involved in this TRS have conducted multiple site visits, most recently September 2023.

3 Property Description

3.1 Location

The Marfork Mining Complex is in the Central Appalachian Basin of southern West Virginia (see *Figure 1-1*) with coal properties mostly in Raleigh and Boone counties. The underground mine properties are generally centered around the Marfork preparation plant and facilities located approximately 3 miles south of the town of Whitesville, West Virginia, and 30 miles northwest of Beckley, West Virginia, the county seat of Raleigh County. Surface facilities for the operation are in the Big Coal River drainage basin, central to the active mines as well as those currently in development.

Surface facilities for the Workman Creek operation are located on Workman Creek, a tributary to Clear Fork along State Route 1. The Workman properties are east of and adjoining to the Marfork underground properties. Numerous small communities are present throughout the Property such as the previously mentioned town of Whitesville, as well as Sylvester, Montcoal and Clear Creek communities.

The nearest major population centers are Charleston, West Virginia (40 miles north), Bristol, Virginia (170 miles south), Roanoke, Virginia (160 miles east), Morgantown, West Virginia (200 miles north), and Lexington, Kentucky (220 miles west). The Property is located on the following **United States Geological Survey (*USGS*)** Quadrangles: Williams Mnt., Sylvester, Eskdale, Wharton, Whitesville, Dorothy, Pax, Pilot Knob, Arnett, Eccles, and Beckley. The coordinate system and datum used for the model of the Marfork Mining Complex, and the subsequent maps were produced in the West Virginia State Plane South system, NAD 27.

MARSHAL MILLER & ASSOCIATES, INC. 23

MARSHALL MILLER & ASSOCIATES
Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

3.2 Titles, Claims or Leases

Marfork properties are included within Alpha's Mid-West Virginia mineral holdings that are composed of approximately 244,275 acres located in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia. There are approximately 52 separate leases for the Mid-West Virginia mineral holdings group which Kingston resource area is a part of. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. *Table 3-1* lists Alpha's Mid-West Virginia mineral leases. MM&A has not carried out a separate title verification for the coal properties and has not verified leases, deeds, surveys, or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Alpha. The TRS assumes the Property is developed under responsible and experienced management.

Table 3-1: Mineral Control – Mid-West Virginia (Marfork) Complex

Reference File No.	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
MD 1	Deed	N/A	N/A	N/A
MD 2	Deed	N/A	N/A	N/A
MD 3	Deed	N/A	N/A	N/A
MD 4	Deed	N/A	N/A	N/A
MD 5	Deed	N/A	N/A	N/A
MD 6	Deed	N/A	N/A	N/A
MD 7	Deed	N/A	N/A	N/A
MD 8	Deed	N/A	N/A	N/A
ML 01	Lease	1/1/2027	Yes	Yes
ML 01b	Lease	6/15/2029	Yes	Yes
ML 02	Lease	1/1/2027	Yes	Yes
ML 03	Lease	12/31/2033	Yes	Yes
ML 04	Lease	12/31/2025	Yes	Yes
ML 04b	Lease	2/18/2029	Yes	Yes
ML 05	Lease	7/31/2028	Yes	Yes
ML 06	Lease	5/9/2024	Yes	Yes
ML 07	Lease	12/31/2024	Yes	Yes
ML 09	Lease	12/31/2026	Yes	Yes
ML 10	Lease	Exhaustion	Yes	Yes
ML 11	Lease	1/18/2025	Yes	Yes
ML 12a	Lease	Exhaustion	Yes	Yes
ML 13	Lease	1/3/2025	Yes	Yes
ML 14	Lease	1/26/2025	Yes	Yes
ML 14c	Lease	11/29/2025	No	Yes
ML 15	Lease	8/31/2024	Yes	Yes
ML 16	Lease	5/26/2027	Yes	Yes
ML 17	Lease	12/31/2026	Yes	Yes
ML 18	Lease	8/31/2028	Yes	Yes
ML 19	Lease	8/31/2028	Yes	Yes
ML 20	Lease	12/31/2028	Yes	Yes
ML 21	Lease	4/30/2024	Yes	Yes
ML 22a	Lease	8/31/2028	No	Yes
ML 22b	Lease	8/31/2028	Yes	Yes
ML 23	Lease	5/31/2026	Yes	Yes
ML 24	Lease	5/31/2026	Yes	Yes
ML 25	Lease	12/6/2024	Yes	Yes

MARSHAL MILLER & ASSOCIATES, INC. 24

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Reference File No.	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
ML 26	Lease	10/28/2024	Yes	Yes
ML 27a	Lease	10/25/2030	Yes	Yes
ML 27b	Lease	3/10/2025	Yes	Yes
ML 28	Lease	12/6/2024	Yes	Yes
ML 29	Lease	12/31/2024	Yes	Yes
ML 30	Lease	6/14/2025	Yes	Yes
ML 31	Lease	12/31/2023	Yes	Yes
ML 32	Lease	2/11/2024	Yes	Yes
ML 33	Lease	12/31/2026	Yes	Yes
ML 34	Lease	12/31/2024	Yes	Yes
ML 35	Lease	3/9/2025	Yes	Yes
ML 36	Lease	12/31/2024	Yes	Yes
ML 37	Lease	Exhaustion	Yes	Yes
ML 38	Lease	12/31/2025	Yes	Yes
ML 39	Lease	Exhaustion	Yes	Yes
ML 40	Lease	6/30/2025	Yes	Yes
ML 42	Lease	5/26/2027	Yes	Yes
ML 43	Lease	2/1/2024	Yes	Yes
ML 44	Lease	11/29/2025	Yes	Yes
ML 45	Lease	5/4/2024	Yes	Yes
ML 46	Lease	9/23/2026	Yes	Yes
ML 47	Lease	2/28/2024	Yes	Yes
ML 48	Lease	2/10/2024	Yes	Yes
ML 49	Lease	6/8/2027	Yes	Yes

(1) For leases with expiration dates, Company has option to renew or expects to renew until all mineable and merchantable coal is exhausted
(2) Minimum royalty payments are generally recoupable against future production royalties.
(3) Royalty rates range from 3% to 10% of gross selling price

3.3 Mineral Rights

Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, through experience with the Property, MM&A has no knowledge of past property boundary disputes or other concerns that could impact future mining operations or development potential.

Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control generally comprised of smaller tracts, particularly in developed areas.

Control of the surface property is necessary to conduct surface mining but is not necessary to conduct underground mining aside from relatively limited areas required for seam access or ventilation infrastructure. Alpha's executive management team has a history of mining in Central Appalachia and has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations.

MARSHAL MILLER & ASSOCIATES, INC. 25

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

3.4 Encumbrances

No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances.

3.5 Other Risks

There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their land teams examine the deeds and title control to minimize this risk. Historically, property control has not posed any significant challenges related to Marfork's operations.

4 Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1 Topography, Elevation, and Vegetation

The topography of the area surrounding the Marfork Mining Complex is typical of the Central Appalachian Plateau's physiographic province, being rugged and deeply dissected by V-shaped river valleys and flanked by steep-sided upland regions. Slopes in the area are mostly steep to very steep with some gently sloping with relatively narrow ridges. Surface elevations near the mine complex range from approximately 1,000 feet above sea level at streams to approximately 2,600 feet at ridge tops. The area is heavily vegetated and has a significant amount of hardwood forests. The Property is not situated near any major urban centers.

4.2 Access and Transport

There is general access to the Marfork Property via a well-developed network of primary, secondary, and unimproved roads. Interstate 64/77 is located near the eastern side of the Property and is the primary throughfare in the area connecting the Property to Beckley, Charleston, and Huntington, West Virginia, to the West and Lexington, Virginia, to the East. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal-, state-, and town-maintained. These include West Virginia State Route 1 and 3 that runs through the Property holdings and provides direct access to surface office facilities and preparation plant from points north and south. These primary roads typically stay open throughout the year. Within the Property, unimproved roads are utilized to access gas drainage wells and surface based deep mine infrastructure. The Alpha-owned office facilities, preparation plant and rail loadout are located approximately 3 miles south of the town of Whitesville along the CSX railroad system and serve as the primary transport means of processed coal.

MARSHAL MILLER & ASSOCIATES, INC. 26

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 27 4.3 Proximity to Population Centers The Marfork Mining Complex is located near the town of Beckley and is primarily in Raleigh and Boone Counties, West Virginia. There are no large population centers in proximity. The nearest major population centers are Charleston, West Virginia (40 miles north), Bristol, Virginia (170 miles south), Roanoke, Virginia (190 miles southeast), and Morgantown, West Virginia (200 miles northeast), and Lexington, Kentucky (220 miles west). As of the 2020 census, Raleigh County had just over 74,600 residents. 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region is consistent throughout the year, approximately 3 to 5 inches per month, with the most rain falling in spring and the early months of summer. Average yearly precipitation is 40 inches. Summer months typically begin in late May and end in early September and range in average temperature from 46 to 78 degrees Fahrenheit. Winters typically begin in mid to late November and run until mid to late March with average temperatures ranging from 19 to 52 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in West Virginia. However, weather events could potentially negatively impact efficiency of surface and preparation plant operations on a very limited basis and lasting less than a few days. 4.5 Infrastructure The Marfork Mining Complex has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Raleigh, Kanawha, Fayette, and Boone Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc. Alpha’s Marfork preparation plant services consumers with washed coal, which is transported via the adjacent CSX rail line at the Marfork loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 28 5 History 5.1 Previous Operation The Marfork Property involves a complex combination of previous ownership. Coal mining in the area occurred for nearly a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha) and Massey Energy (Massey) previously held mining rights on much of the Property. The current facilities were constructed in 1994 by Marfork Coal Company, a subsidiary of A. T. Massey Coal Company. The preparation plant, refuse disposal areas, utility infrastructure and rail transportation have been maintained and upgraded to provide a modern coal processing facility for the Property. 5.2 Previous Exploration Extensive exploration in the form of subsurface drill efforts has been carried out on the Property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logging (e-logging). Coal-quality analyses were also employed during the core-exploration process. The development of this report included an assessment of over 1,000 exploration drill holes, largely comprised of coal measurements. Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, and currently logs most of the recently drilled holes. Drill hole locations used in this assessment are shown on the resource and reserve maps included in Appendix C. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province. The coal deposits in the eastern US are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US’s bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Appalachian Basin. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance.

Coal seams and zones of economic significance typically range between 24 and 48 inches in thickness, with relatively little structural deformation. Regional structure is typically characterized by gently dipping strata to the northwest at one to four percent, averaging three percent.

Strata on the Property are mostly of the Pennsylvanian-age Kanawha Formation and the older, lower Beckley and Fire Creek seams are part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units.

Coal seams with remaining reserve or resource potential evaluated within this TRS include, in descending stratigraphic order the: Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle, Little Eagle, Glen Alum Tunnel, Beckley and Fire Creek seams.

6.2 Mineralization

The generalized stratigraphic columnar section in *Figure 6-1* and *Figure 6-2* demonstrates the vertical relationship of the principal coal seams and rock formations on the Workman Creek and Marfork Property.

MARSHAL MILLER & ASSOCIATES, INC. 29

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 6-1: Workman Creek Stratigraphic Column


Depth (feet)
0
100
200
300
400
500
600
700
800
900
1000
1100
Upper Clarion (53400)
Middle Clarion (53300)
Lower Clarion (53200)
Stockton (52000)
Coalburg (51000)
Lower Coalburg (51200)
Upper Winifrede (50400)
Winifrede (50000)
Lower Winifrede (50200)
Upper Chilton A (49400)
Middle Chilton A (49300)
Chilton A Upper Split
Chilton A (49250)
Chilton Rider (49000)
Upper Chilton (47400)
Lower Chilton (47200)
Upper Hernshaw (46400)
Lower Hernshaw (46200)
Upper Cedar Grove Upper Split (42000)
Upper Cedar Grove Lower Split (41200)
Middle Cedar Grove (38000)
Lower Cedar Grove (35000)
Peerless Upper Split (34000)
Peerless Lower Split (33000)
Peerless C (31940)
Upper No. 2 Gas (30400)
Lower No. 2 Gas (30200)
Powellton (29000)
Lower Powellton (28000)
Upper Eagle Rider 2 (27500)
Upper Eagle Rider (27300)
Upper Eagle (26000)
Eagle A (25000)
Eagle (24000)
Little Eagle(23000)
Little Eagle Lower Split (23200)
Mapped Reserve/Resource Coal Seam

(Not to scale)

MARSHAL MILLER & ASSOCIATES, INC. 30

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 6-2: Marfork Stratigraphic Column


Depth (feet)
0'
100'
200'
300'
400'
500'
600'
700'
800'
900'
1000'
Chilton (47000)
Hernshaw (46000)
Upper Cedar Grove (41000)
Middle Cedar Grove (38000)
Lower Cedar Grove (35000)
Peerless (32000)
No. 2 Gas (30000)
Powellton (29000)
Upper Eagle (26000)
Eagle A (25000)
Eagle (24000)
Little Eagle (23000)
War Eagle (19000)
Glen Alum Tunnel (18000)
1100'
1200'
1300'
1400'
1500'
1600'
1700'
1800'
1900'
2000'
Douglas (15000)
Sewell (9000)
Beckley (8000)
Fire Creek (7000)
Mapped Reserve/Resource Coal Seam
Significant Coal Seam

(Not to scale)

6.3 Deposits

The coal produced at the Marfork Mining Complex is mainly a High-volatile metallurgical bituminous coal. The higher rank Glen Alum and Beckley coals will produce a Mid-Volatile and a Low-Volatile product.

Due to the high value of these High and Mid Volatile coking coals, all the seams have been extensively mined in the past. Generally, the coal rank increases with depth whereas the highest seams stratigraphically and physically on the hills exhibit the greatest volatile matter content and deepest seams exhibit the lowest volatile matter content. The highest structural elevations are along the southeastern margin of the Property with the strata generally dipping toward northwest. The Marfork underground coal seams of interest above drainage include the Chilton through the Glen Alum Tunnel and are accessible via an outcrop faceup. Below-drainage seams of interest include the Beckley and the Fire Creek and would require slope development access. The surface mines included the Upper Chilton through the Little Eagle coal seams. The rock formations between the coal seams are characterized by large portions of sandstone with shale units interspersed throughout.

MARSHALL MILLER & ASSOCIATES, INC. 31

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

7 Exploration

7.1 Nature and Extent of Exploration

The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha.

Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logging (e-logging). Coal-quality analyses were also employed during the core-exploration process.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a portion of the past exploration holes, including most of the recently drilled holes.

Drill hole locations are shown on the maps included in *Appendix C.*

The concentration of exploration varies slightly across the Property. Drilling on the Property is typically sufficient for delineation of deep mineable coal horizons. Core logging is carried out by geologists in cases where roof and floor strata are of particular interest and in cases where greater resolution and geologic detail are needed. In many cases the drill hole data comes from simplified driller's logs, which may lack specific details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods, *definitive* mapping of future mining conditions may not be possible, but projections and assumptions can be made within a *reasonable* degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations.

A typical cross-section for Workman Creek and Marfork is shown in *Figure 7-1* and *Figure 7-2.*

MARSHALL MILLER & ASSOCIATES, INC. 32

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 33 Figure 7-1: Workman Creek Cross-Section Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 34 Figure 7-2: Marfork Underground Mine Cross-Section Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (GPS) units. However, some holes appear to have been

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 35 approximately located using USGS topography maps or other methods which are less accurate. Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) appeared to be inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with apparently minor variances were adjusted and then used by MM&A. Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of mine maps supplied by Alpha but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law. MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area and filling any gaps with digital USGS topographic mapping. 7.2 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the core holes, the geophysical logs are especially useful in verifying the core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on the Property. Data for the rotary drilled holes is mainly derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable. A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, more recent holes are generally supplemented by a more detailed core log completed by a geologist. These drilling logs were provided to MM&A as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of information within the provided database. An audit of the Alpha database was conducted by comparing seam depths, coal, and parting thicknesses in the electronic database against the source drill logs and the results were acceptable. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of seams. 7.3 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 36 Marfork has a lengthy history of operation and four currently active mines with no significant hydrologic concerns or material issues experienced in its history. Future mining is projected to occur in areas exhibiting similar hydrogeological conditions as past mining. Based upon the successful history of the operation with regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. 7.4 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) program that was developed by the National Institute for Occupational Safety and Health (NIOSH). MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify the empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US core drilling sampling technique is for the coal core sample, once recovered from the core barrel, to be described then wrapped in a sealed plastic sleeve and placed into a covered core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at Marfork. This work is typically performed by the supervising driller, geologist, or company personnel. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling, and analysis of most core samples within the exploration database. However, it is reasonable to assume, given the sophistication level of the previous operators, that these samples were generally collected and processed under industry best- practices. This assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. In addition to the steps taken to ensure the accuracy of the historical data as described above, Alpha reports that the company employs a detailed chain of custody process during their current sampling

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 37 programs. This chain of custody process follows the sample from the time it is drilled until the final quality results are entered into a database for preparation of geologic models. 8.2 Lab Procedures Coal quality testing has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washabilities on the full seam (with coal and rock parting layers co-mingled) and are mainly useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under ASTM International (ASTM) standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database and supplemented the database with its own in-house records which have been maintained for both Alpha and previous operators of the Property. The database consists of data records, which include drill hole information for holes that lie within and adjacent to the Property and records for numerous supplemental coal seam thickness measurements. Once the initial integrity of the database was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam thickness measurements and recovery of coal samples. Additionally, an audit of the Alpha digital database was conducted by comparing seam depths, coal, and parting thicknesses in the database against the source drill logs and the results were acceptable. After establishing and/or verifying proper seam correlation, seam data control maps and geological cross-sections were generated and again used to verify seam correlations and data integrity. Once the database was fully vetted, seam thickness, base-of-seam elevation, roof and floor lithology, and overburden maps were independently generated for use in the mine planning process. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 38 Coal quality was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and obtained directly from MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified as being of interest for inclusion in the mine plan, additional samples are taken to help reduce the risk in those specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Marfork Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) and provided by Alpha was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information which did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide basic statistical analyses of the coal quality datasets, including

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 39 average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations. The amount and areal extent of coal sampling for geological data is generally sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits, there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area. 10.2 Relationship of Tests to the Whole The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. As shipped analyses of the coal from Marfork were reviewed to verify that the coal quality and characteristics were as expected. The Marfork Property has a long history of saleable production, in the High-volatile metallurgical and thermal markets, confirming exploration results. In select instances, those areas which did not contain exploration information inclusive of coal quality analysis but were located relatively adjacent to active producing areas and/or areas which contained coal quality information were downgraded to a “probable” classification. Based upon the extensive production history locally and regionally, the report authors deemed this process acceptable. 10.3 Lab Information Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); Free Swell Index (FSI) (ASTM D720). 10.4 Relevant Results No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or generally, are accounted for in the Marketing Study done for this TRS. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 40 11 Mineral Resource Estimates MM&A created independent geologic models to define the coal resources at Marfork. Coal resources were estimated as of December 31, 2023. 11.1 Assumptions, Parameters and Methodology Geological data was imported into Carlson Mining® (formerly SurvCADD®) geological modelling software in the form of Microsoft® Excel files incorporating drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed, and verified with a key element being a gridded model of coal seam thickness. Resource tons were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of all drill holes within the projected reserve areas as described in Section 11.1.1. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof, and floor lithologies, and structural influences. After validating coal seam data and establishing correlations, the seam thickness, coal thickness and elevation for seams of economic interest were used to generate a geologic model. Local geologic and physical conditions were incorporated into the model where mineability and or mining costs could be affected by the conditions. Both coal thickness and quality data are deemed by MM&A to be reasonably sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data. Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with the Alpha Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 11-1: General Reserve & Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• **General Reserve Criteria**		
Reserve Classification	Reserve and Resource	Coal resources as reported are inclusive and exclusive of coal reserves.
Reliability Categories	Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred)	To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis
Proven and Measured Classification	0.25 Mile, (1320') Projection form Measurement Point	Based on 11.1.1 Analysis
Probable and Indicated Classification	0.25 to 0.75 Mile, (1320' to 3960') Projection form Measurement Point	Based on 11.1.1 Analysis; Required for Reserve or Resource Classification
Inferred Classification	0.75 to 3.0 Mile, (3960' to 15,840) Projection form Measurement Point	Based on 11.1.1 Analysis
Effective Date of Resource Estimate	December 31, 2023	Coal resources were estimated based upon depletion maps as of September 30, 2023 for underground mines and as of June 30, 2023 for surface mines, along with third and fourth quarter 2023 production depletion adjustment.
Effective Date of Reserve Estimate	December 31, 2023	Coal reserves were estimated based upon depletion maps as of September 30, 2023 for underground mines and as of June 30, 2023 for surface mines, along with third and fourth quarter 2023 production depletion adjustment.
Seam Density - with Raw Seam Analysis	1.25 + (Raw Ash% / 100)	
Seam Density - without Raw Seam Analysis	Estimated by (1) assuming specific gravity of 1.30 for coal and 2.25 for rock parting	
• **Underground-Mineable Criteria**		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	25 inches Glen Alum Seam; 30 inches all Other Seams	Minor Exceptions for localized zones of thinner coal
Minimum Mining Thickness	54 inches	
Minimum Total Coal Thickness	25 inches Glen Alum Seam; 30 inches all Other Seams	Minor Exceptions for localized zones of thinner coal
Minimum In-Seam Wash Recovery	Determined as function of seam thickness	
Wash Recovery Applied to Coal Reserves	Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal	
Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages	Delta between minimum mining thickness (54 inches) and seam thickness	2 inches minimum OSD
Mine Barrier	200-foot distance from abandoned mines and 50' sealed or pillared areas of active Alpha mines	
Minimum Reserve Tonnage	400 thousand recoverable tons for individual area (logical mining unit)	
Minimum Overburden Depth	100 feet	
Minimum Interval to Rider Coal	Considered on a case-by-case basis, depending on interval lithology, etc.	
Minimum Interval to Overlying or Underlying Reserves	Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc.	
Minimum Interval to Overlying or Underlying Mined Areas	Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc.	
Adjustments Applied to Coal Reserves	6.0 percent moisture increase; 5 percent preparation plant inefficiency	
• **Surface-mineable Criteria**		
Mining Type	Surface mining	
	Highwall mining (HWM)	
Coal Density	Used laboratory apparent specific gravity data where available. Otherwise use raw ash formula: Sp. Gr. = (% Raw Ash/100) + 1.25	

MARSHAL MILLER & ASSOCIATES, INC. 41

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Item	Parameters	Technical Notes & Exceptions*
	Used estimated specific gravity based on 1.30 specific gravity for coal and 2.25 specific gravity for rock where no lab data was available.	This is also referred to as EVR or Estimated Visual Recovery method.
		EXCEPTION: Used 1800 tons per acre foot for seams with no quality data on surface reserve calculation
Surface Property Control	Controlled	Surface-mineable coal resource estimated where mineral and surface rights are controlled. No resource estimated if mineral rights are not controlled.
	Uncontrolled	Surface-mineable coal resource estimated where surface is uncontrolled if mineral rights are controlled.
Basis for Coal Tonnage	Thickness of recoverable coal less removable partings	Minimum thickness of removable parting for surface-mineable seam is 0.25-foot generally.
Minimum Total seam thickness for Single Cut Contour	2.0 feet (*)	
Minimum Thickness of Principal Seam in Multi-Seam Areas	1.0 foot (*)	
Minimum Thickness of Secondary Seam	0.5 foot	Secondary seam is within 2.5 feet of principal seam
Mine Strip Ratio	18:1 BCY /ton ratio for metallurgical coal & 15:1 BCY/ton for thermal coal	surface mine strip ratios are targets and can vary some by cut or job.
Minimum Total seam thickness for High Wall Miner	2.0 feet (*)	Seam thickness can vary within a panel.
Areas Considered for Surface-mineable Coal Resource	Permitted and potential permit areas provided by Alpha	

Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is made based on the pre-feasibility evaluation.

11.1.1 Geostatistical Analysis

MM&A completed a geostatistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet) and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

MM&A performed a geostatistical analysis test of the Marfork Eagle data set using the Drill Hole Spacing Analysis (*DHSA*) method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources.

To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved using histograms, as seen in *Figure 11-1*, color coded scatter plots showing the geospatial positioning of the borings, *Figure 11-2*, and trend analysis.

MARSHAL MILLER & ASSOCIATES, INC. 42

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-1: Histogram of the Total Seam Thickness for the Eagle Seam Present in the Marfork Mining Complex


Frequency
Thickness (ft)

Figure 11-2: Scatter plot of the Total Seam Thickness for the Eagle Seam Present in the Marfork Mining Complex


Thickness - Outliers Removed
Y-Position (*10000 ft)
X-Position (*10000 ft)

Following the completion of data processing, a variogram of the data set was created, *Figure 11-3*. The variogram plots average square difference against the separation distance between the data pairs. The separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram to represent the data set across a continuous spectrum.

MARSHAL MILLER & ASSOCIATES, INC. 43

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-3: Variogram of the Total Seam Thickness for the Eagle Seam Present in the Marfork Mining Complex


Variogram residuals (ft²)
Lag (*10000 ft)
Number of pairs
Empir
Gaus
Expo
Sphe
Mate
Power
Pairs

The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journal and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size.

The final step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range.

Figure 11-4 shows the results of the DHSA performed on the Eagle seam data for the Marfork Mining Complex. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a central point to compare to the historical standards. A summary of the radius data is shown in

MARSHAL MILLER & ASSOCIATES, INC. 44

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 11-2. DHSA prescribes measured, indicated, and inferred drill hole spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively.

Figure 11-4: Result of DHSA for the Eagle Seam Present in the Marfork Mining Complex


Gaussian
Series2
Spherical
Linear (Series4)
Linear (Expo Trend)
Linear (Spher Trend)
Relative Error 95% Percentile Range
Drill Hole Spacing (ft)
0
5
10
15
20
25
30
35
40
2000
3000
4000
5000
6000
7000
8000
9000
10000

Table 11-2: DHSA Results Summary for Radius from a Central Point

Model:	Measured Radial Distance (10% Relative Error) (Miles)	Indicated Radial Distance (20% Relative Error) (Miles)	Inferred Radial Distance (50% Relative Error) (Miles)
Gaussian:	0.46	0.87	2.10
Spherical:	0.45	0.82	1.96
Exponential:	0.43	0.77	1.79

Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Spherical model recommends using a radius of 0.45 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA falls in line closely with the historical standards. The Spherical model recommends using a radius 0.82 miles, while the Gaussian model recommends a radius of 0.87 miles and Exponential model recommends a radius of 0.77 miles. These values line up closely with the historical radius of 0.75 miles. These results have led the QP's to report the data following the historical classification standards, as outlined in **United States Geological Survey** Circular 891 rather than use the results of the DHSA.

MARSHALL MILLER & ASSOCIATES, INC. 45

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

11.2 Resources Exclusive of Reserves

The Marfork Property contains multiple resource blocks which were not deemed to exhibit reserve potential at the time of the study. These resources, formally identified as resources exclusive of reserves, are in the: Chilton, Upper, Middle and Lower Cedar Groves, Powellton, Eagle, Glen Alum Tunnel, Beckley, and Fire Creek seams. Reasons which may preclude elevation of resources to reserves include, but are not limited to:

1. Limited availability of quality information to document coal seam market characteristics.
   a. Chilton Seam – *Map 1*: limited metallurgical analysis.
   b. Lower Winifrede – *Map W-2*: The Lower Winifrede and above coal seams in the Workman Eagle #2 Permit lack coal quality information and are deemed a resource.
2. Coal quality inconsistent with typical preferred market properties.
   a. Chilton Seam – *Map 1*: historically not a coking coal, sulfur >1%.
3. Isolation of resource blocks in which seam access costs are cost prohibitive at the time of the study.
   a. Titan Middle Cedar Grove – *Map 4*: eastern resource block isolated from reserve by below cutoff coal thickness.
   b. Black King Lower Cedar Grove – *Map 5*: isolated block bound on three sides by abandoned mine workings.
   c. Black King Area Upper Cedar Grove – *Map 3*: physical locations for access not identified and engineering and evaluation not completed to be included in the LOM planning.
   d. Marfork Area Eagle A – *Map 8*: physical locations for access not identified and engineering and evaluation not completed to be included in the LOM planning.
   e. Laurel Creek Area Upper Eagle – *Map 7B*: physical locations for access not identified and engineering and evaluation not completed to be included in the LOM planning.
   f. Glen Alum Tunnel – *Map 10*: resource block located north of a sandstone washout.
   g. Slip Ridge Area Powellton Seam – *Map 6*: two separated resource blocks that would need to development through below cutoff coal thickness.
4. Unfavorable economics at the PFS level, yet economics could become attractive in the future under different market conditions.
   a. 10-B Area Powellton Seam – *Map 6*: uncertain access through a sealed existing mine or a faceup where the surface is not controlled.

MARSHALL MILLER & ASSOCIATES, INC. 46

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

b. Mountain Laurel Beckley – *Map 11*: below-drainage slope access and raw haul to coal processing.

c. Mountain Laurel Fire Creek – *Map 12*: below-drainage slope access and raw haul to coal processing.

5. Exclusion from LOM planning by mining operator due to remaining resource blocks which are relatively small, isolated blocks and not currently attractive from an operational perspective.

   a. 10-B Area Powellton Seam - *Map 6*: uncertain access through a sealed existing mine or a faceup where the surface is not controlled.

   b. Sycamore Eagle– *Map 9*: isolated block.

   c. Roland Beckley - *Map 11*: isolated block where additional mineral control is needed for access.

6. Mineability constraints due to over/under mining, underground conditions, and physical locations.

   a. Dow Fork Eagle – *Map 9*: inferred resource adjacent to inclusive LOM plan.

   b. Sycamore Eagle – *Map 9*: mine plan is not defined as whether deep mine or surface mine. Jurisdictional water determinations have not been completed for a surface assessment.

   c. Panther Eagle – *Map 9*: single area in north of the portal area with sandstone roof and hard floor that create difficult cutting for the continuous miners.

   d. Mountain Laurel Beckley – *Map 11*: two below-drainage coal blocks located on the north side of Beckley, West Virginia. Overburden depth is 360 feet to 920 feet. These blocks are questionable due to permitting and potential liability of a mine under an urban area with shopping malls, residential areas, Interstate and State highways.

   e. Mountain Laurel Fire Creek – *Map 12*: single coal block located approximately 70 feet to 110 feet below the Mountain Laurel Beckley. Would require an in-mine slope from the Beckley seam for access.

11.2.1 Initial Economic Assessment

MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves. MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access

MARSHAL MILLER & ASSOCIATES, INC. 47

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

resources. Capital costs associated with mine development were amortized across the resource's potential saleable tonnages). Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $140 per ton netback FOB loadout (approximately $171 per ton U.S. East Coast basis) for metallurgical and thermal markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the sales-related expenses should these resources be extracted during higher-than-average market conditions. The pricing used for the primary product was selected by the QP and was deemed reasonable based on a review of historical average pricing for the Marfork Mining Complex coal products over the past 5 years. The results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in *Appendix B*.

Table 11-3: Results of Initial Economic Assessment ($/ton)

Mine	Resource Block	Direct Cash	Transportation, Washing, Enviro, G&A	Indirect	Non-Cash	Total Cost	Fully Loaded P&L
Seng Creek	Chilton	$50.36	$31.19	$17.47	$12.50	$111.52	$28.48
Glen Alum	GAT	$69.66	$24.11	$12.57	$16.76	$123.09	$16.91
Titan Block D	MCG	$63.74	$29.66	$11.87	$19.86	$125.13	$14.87
Black King Block A1	LCG	$66.32	$24.15	$11.87	$7.73	$110.08	$29.92
Black King Block D	LCG	$59.09	$23.08	$13.27	$14.73	$110.17	$29.83
Black King UCG	UCG	$75.74	$24.93	$11.87	$15.89	$128.43	$11.57
Dow Fork Eagle	EG	$66.58	$39.16	$17.47	$7.73	$130.94	$9.06
Sycamore Eagle	EG	$55.50	$23.07	$17.47	$18.18	$114.23	$25.77
Panther Eagle	EG	$65.20	$23.03	$11.87	$7.73	$107.83	$32.17
Beckley Mt. Laurel	BEC	$69.16	$28.95	$4.87	$34.14	$137.13	$2.87
Beckley Workman	BEC	$55.77	$20.50	$17.47	$15.40	$109.14	$30.86
Firecreek Mt. Laurel	FC	$74.99	$31.23	$3.47	$25.39	$135.09	$4.91
Marfork Eagle A Blocks B&C	EGA	$70.48	$33.71	$13.27	$9.65	$127.10	$12.90
Powellton Block 10-B	POW	$66.40	$25.09	$13.27	$16.02	$120.78	$19.22
Marfork Eagle A Block A	EGA	$63.38	$24.94	$11.87	$11.60	$111.79	$28.21
Laurel Br	UEG	$73.43	$33.10	$11.87	$10.79	$129.19	$10.81
Slip Ridge Powellton	POW	$71.45	$33.95	$11.87	$20.98	$138.25	$1.75
Glen Alum Block B1	GAT	$54.08	$29.19	$11.87	$9.73	$104.87	$35.13
Workman Creek (WIN & Above)	Various	$55.07	$14.17	$20.45	$5.72	$95.41	$44.59

MARSHAL MILLER & ASSOCIATES, INC. 48

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-5: Results of Initial Economic Assessment


$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$-
$140/TON SALE PRICE
Seng Ck (CH)
Glen Alum (GAT)
Titan (MCB)
Blk King Block A1 (LCG)
Blk King Block D (LCG)
Black King (UCG)
Dow Fork (EG)
Sycamore (EG)
Panther (EG)
Mt. Laurel (BEC)
Workman (BEC)
Mt. Laurel (FC)
Marfork B&C (EGA)
10-B (POW)
Marfork A (EGA)
Laruel Br (UEG)
Workman Surf (Win & Above)
Direct Cash
Transportation, Washing, Enviro, G&A
Indirect
Non Cash

11.3 Qualified Person's Estimates

Based on the work previously described and detailed modelling of those areas, considering all the modifying actors, a coal resource estimate, summarized in *Table 11-4*, was prepared as of December 31, 2023, for Marfork Property controlled by Alpha.

Table 11-4: Coal Resources Summary as of December 31, 2023

Area/Mine	Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Inclusive of Reserve (Converted to Reserve)					
Workman Creek Surface	Multi	18,115,000	391,000	9,000	18,515,000
Workman Creek HWM	Multi	12,734,000	190,000	0	12,924,000
Laurel Area	Hernshaw	19,513,000	5,902,000	0	25,415,000
Coon Cedar Grove	Upper Cedar Grove	4,264,000	182,000	0	4,446,000
Ellis Cedar Grove	Upper Cedar Grove	4,869,000	31,000	0	4,899,000
Titan MCG	Middle Cedar Grove	10,849,000	4,649,000	0	15,498,000
Low Gap MCG	Middle Cedar Grove	1,920,000	14,000	0	1,935,000
Black King I	Lower Cedar Grove	20,019,000	3,428,000	0	23,447,000
Berwind	Lower Cedar Grove	6,315,000	251,000	0	6,566,000
Beetree	Powellton	1,005,000	333,000	0	1,338,000
Workman	Upper Eagle	3,712,000	114,000	0	3,826,000
Black Eagle	Eagle	24,876,000	12,506,000	2,000	37,384,000
Dow Fork	Eagle	33,789,000	15,524,000	0	49,312,000
Panther Eagle	Eagle	6,746,000	1,474,000	0	8,220,000
Horse Creek	Eagle	1,303,000	326,000	0	1,630,000
Glen Alum Tunnel	Glen Alum Tunnel	9,675,000	3,929,000	217,000	13,821,000
Workman	Beckley	50,253,000	43,362,000	0	93,615,000
Subtotal	**Subtotal**	**229,957,000**	**92,606,000**	**228,000**	**322,790,000**

MARSHAL MILLER & ASSOCIATES, INC. 49

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Area/Mine	Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Inclusive of Reserve (Converted to Reserve)					
Exclusive of Reserve					
Workman Creek Surface	Multi	3,981,000	848,000	5,000	4,834,000
Workman Creek HWM	Multi	0	0	0	0
Elk Run - Seng Creek	Chilton	14,555,000	11,353,000	0	25,907,000
Black King	Upper Cedar Grove	25,826,000	2,064,000	0	27,891,000
Titan	Middle Cedar Grove	393,000	8,000	0	401,000
Black King LCG	Lower Cedar Grove	4,589,000	644,000	0	5,234,000
Powellon 10-B	Powellton	3,533,000	211,000	0	3,744,000
Slip Ridge Powellton	Powellton	656,000	17,000	0	673,000
Laurel Branch	Upper Eagle	6,880,000	1,863,000	0	8,743,000
Marfork	Eagle A	14,547,000	5,555,000	8,000	20,109,000
Dow Fork	Eagle	0	0	1,320,000	1,320,000
Panther Eagle	Eagle	2,762,000	495,000	0	3,257,000
Sycamore	Eagle	7,278,000	896,000	0	8,173,000
Glen Alum Tunnel	Glen Alum Tunnel	1,936,000	1,747,000	223,000	3,906,000
Workman	Beckley	2,934,000	5,605,000	57,000	8,596,000
Mountain Laurel	Beckley	14,800,000	14,565,000	55,000	29,420,000
Mountain Laurel	Fire Creek	4,389,000	1,506,000	0	5,895,000
Subtotal	**Subtotal**	**109,059,000**	**47,377,000**	**1,667,000**	**158,103,000**
Grand Total					
Inclusive of Reserve		229,957,000	92,606,000	228,000	322,790,000
Exclusive of Reserve		109,059,000	47,377,000	1,667,000	158,103,000
Grand Total		**339,016,000**	**139,983,000**	**1,895,000**	**480,894,000**

Note (1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 156.4 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves (not converted to reserve) as of December 31, 2023.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

11.4 Qualified Person's Opinion

While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to uncertainties as related to each class of mineral resources such as (1) seam thickness, (2) floor and roof conditions, (3) mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of **measured** (0 – ¼ mile), **indicated** (¼ to ¾ mile), and **inferred** (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. Based on MM&A's geostatistical analysis, it would be possible to extend the measured, and indicated arcs slightly beyond historically accepted practices due to consistent geological settings. The QP's have again elected not to extend arc distances, introducing a level of conservatism in measured and indicated coal classification.

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the Marfork coal resources.

MARSHAL MILLER & ASSOCIATES, INC. 50

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 51 12 Mineral Reserve Estimates 12.1 Assumptions, Parameters and Methodology Coal Reserves are classified as proven or probable considering “modifying factors” including mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors. > Proven Coal Reserves are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting. > Probable Coal Reserves are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting. Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for Marfork. The footprint of each reserve area is shown on the maps in Appendix C. The Mine plan was generated based on 5-year budget mine plans provided by Alpha and supplemented with additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation. Carlson Mining software was used to generate the LOM plan for Marfork. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice. Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons. Coal reserve tons in this evaluation are reported at a 6.0-percent moisture and represent the saleable product from the Property. Pricing data as provided by Alpha is described in Table 16-2. The pricing data assumes a flat-line long- term realization of $162 per short ton port pricing, with an average $132.51 per ton netback pricing reflective of the high-volatile product currently sold at Marfork, and $163 per short ton port loading with an average of $127.26 per short ton netback pricing reflective of the low-volatile product. A Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 52 portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $74 per short ton with an average of $65.52 per ton netback pricing. The LOM blended average netback pricing for the Marfork reserves is $127.67 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure, intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Mineral Reserves The Marfork Mine Complex reserves are derived from multiple coal seams as shown on Figure 7-1 and Figure 7-2. Reserves are estimated for both surface and underground mining. Surface reserves were derived from multiple seams and underground reserves were derived from nine seams. The underground accessed seams include above drainage seams from the Hernshaw down to the Glen Alum Tunnel; the Beckley seam located below drainage east of the surface mines. Demonstrated reserve tons are listed in the discussion below. Tables 12-1 and 12-2 show the demonstrated tonnage by Proven and Probable status.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

12.2.1 Surface Reserves

The Workman Creek surface operations are active mines with contour and highwall miner reserves. Estimated LOM average mine ratios bank cubic yards per ton (*BCY/Ton*) do not exceed 20 to 1 for the reserve estimates. Cross sections through drill holes with lithologic records and seam correlation tie lines have been prepared for each surface reserve and are available upon request.

12.2.1.1 Workman Creek Surface

Demonstrated reserve at Workman Creek is comprised of 15.49 million surface mine tons and 4.3 million highwall miner tons from 25 different coal seams. An additional 8 seams are considered resource due to a lack of quality data. Workman Creek reserves consists of six permit areas that are adjacent to each other and are centered around the Workman Creek office and surface facility area. *Table 12-1* shows the demonstrated tonnage by Proven and Probable status.

Table 12-1: Workman Creek Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2023

Categories	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped) Proven	Probable	Total
Surface			
Center Contour	0	3,278,200	3,278,200
Eagle No. 2	0	2,922,400	2,922,400
Long Ridge #1	0	984,500	984,500
Middle Ridge	0	798,900	798,900
Turkeyfoot	0	7,510,500	7,510,500
Grand Total	**0**	**15,494,500**	**15,494,500**
Highwall Miner			
Center Contour	1,067,200	25,700	1,092,900
Eagle No. 2	680,000	0	680,000
Long Ridge #1	580,300	0	580,300
Middle Ridge	98,400	0	98,400
Turkeyfoot	1,823,200	37,900	1,861,200
Grand Total	**4,249,200**	**63,600**	**4,312,800**
Total			
Center Contour	1,067,200	3,303,800	4,371,000
Eagle No. 2	680,000	2,922,400	3,602,400
Long Ridge #1	580,300	984,500	1,564,900
Middle Ridge	98,400	798,900	897,300
Turkeyfoot	1,823,200	7,548,500	9,371,700
Grand Total	**4,249,200**	**15,558,100**	**19,807,300**

Workman Creek's six permits include: Long Ridge with demonstrated reserves of 1.56 Mt to be extracted from the Upper Chilton through the Little Eagle seams; Turkey Foot with demonstrated reserves of 9.37 Mt to be extracted from the Upper Chilton through the Little Eagle seams; Center Contour with demonstrated reserves of 4.37 Mt to be extracted from the Upper Chilton A through the Little Eagle seams; Eagle No. 2 with demonstrated reserves of 3.60 Mt to be extracted from the Upper Clarion through the Middle Cedar Grove seams; and Middle Ridge with demonstrated reserves of 0.90 Mt to be extracted from the Upper Clarion A through the Middle Cedar Grove seams. All the permits

MARSHAL MILLER & ASSOCIATES, INC. 53

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

are active to varying degrees except for the Eagle 2 permit. The reserves within Eagle 2 permit may increase if the permit's proposed hollow fills within Sycamore branch receive the necessary **US Army Corps of Engineers**' (***USACE***) 404 permit. Lower elevation seams within the permit require the hollow fills for excess spoil storage. The reserves of the Eagle 2 permit are presently limited to upper seams that can be backfilled and can obtain excess spoil storage room from adjacent permits.

12.2.2 Underground Reserves

Demonstrated reserve tons are listed in the discussion below.

12.2.3 Laurel Hernshaw (*Map 2*)

Laurel Hernshaw demonstrated reserves are 4.58 Mt clean recoverable tons. The Hernshaw seam is generally characterized by two benches of coal with an approximate 0.5-foot to 1.0-foot shale parting. The parting thickness increases and the seam splits in the southern portion of the reserve, forming the southern reserve boundary. The average Hernshaw seam thickness of the reserve is 4.7 feet. The roof and floor rock are typically shale. A localized sandstone channel is present in the immediate roof and in the floor in the northeast portion of the reserve. This area is not included as a reserve due to mine cuttability.

12.2.4 Coon/Ellis Upper Cedar Grove (UCG) (*Map 3*)

Coon UCG demonstrated reserves are 0.78 Mt clean recoverable tons, and Ellis area demonstrated Reserves are 0.91 Mt clean recoverable tons. Coon reserves are the remaining, unmined portion of the Coon Cedar Grove deep mine and the Ellis reserve is located on the ridge south of Coon.

The UCG is generally two benches separated by an approximate 1-foot to 3-foot parting. The parting thickness increases and the seam splits in the northeast portion of the reserve, forming the eastern Coon reserve boundary. The average seam thickness of the reserve is 5.4 to 6.1 feet. Roof rock is generally sandstone, and the floor is shale. The southern limit of reserves is marked by a sandstone channel that has cut into the seam, eroding most of the coal. The northern limit to the Ellis reserve is defined by less than 30-foot of interburden to the mined out Middle Cedar Grove seam.

12.2.5 Titan Middle Cedar Grove (MCG) (*Map 4*)

Titan MCG Demonstrated reserves are 5.24 Mt clean recoverable tons. Republic surface mine has developed a faceup area for the Titan mine. The roof and floor rock are generally cuttable shale. The seam is generally 1 to 2 coal benches separated by thin partings. A third, lower bench is present in the western part of the reserve creating a thicker seam and coal. The average seam thickness of the reserve is 3.20 feet. Sulfur averages greater than 1% west of the reserve area, although MM&A has no coal quality analysis within the reserve. With no washed coal quality analysis within the reserve boundary, the reserve is classified as a Probable Reserve.

MARSHAL MILLER & ASSOCIATES, INC. 54

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 55 12.2.6 Low Gap Middle Cedar Grove (MCG) (Map 4) Low Gap MCG demonstrated reserves are 0.63 Mt clean recoverable tons. The reserve is located on the hilltop immediately north of the Marfork Office. The reserve is an extension of the Marsh Fork Mine, west of Low Gap that is below the crop line. The roof and floor rock are generally cuttable shale. Sandstone is present in the roof in the southeast area of the reserves and has reduced the coal/seam thickness. The seam is generally comprised of two coal benches separated by thin parting. A third, lower bench, is present in the central part of the reserve creating a thicker seam and coal. The average seam thickness of the reserve is 3.46 feet. 12.2.7 Black King Lower Cedar Grove (LCG) (Map 5) Black King LCG Demonstrated reserves are 9.92 Mt clean recoverable tons. The reserve is located adjacent to and north and west of the closed Black King 1 Mine. Roof rock is mostly sandstone, and the floor is cuttable shale. The northeast reserve limit is defined by a sandstone washout of the coal seam. The seam is generally one clean bench of coal. The average seam thickness of the reserve is 2.81 feet. 12.2.8 Berwind Area Lower Cedar Grove Seam (LCG) (Map 5) Berwind LCG Demonstrated reserves are 2.15 Mt clean recoverable tons. The reserve is located west of Hazy Creek. Roof rock is thick sandstone, and the floor is cuttable shale. The seam is generally one clean bench of coal. The average seam thickness of the reserve is 2.8 feet. 12.2.9 Bee Tree Powellton Seam (Map 6) Beetree area Powellton reserve is located north of the Brushy Fork Impoundment and south of Little Marsh Fork and would be accessed by one portal. The eastern reserve block would be developed through below-cutoff coal thickness from the portal reserve block. Bee Tree Powellton seam demonstrated reserves are 0.45 Mt clean recoverable tons. The seam is comprised of one coal bench generally void of any partings. Roof rock is shale and sandstone on the east portion of the reserve and the floor rock is shale and fireclay. The average seam thickness of the reserve is 2.9 feet. 12.2.10 Marfork/Workman Area Upper Eagle (Map 7A) The Workman Upper Eagle reserve is located between the Marfork Deep operations and Workman surface operation. The reserve will be accessed from the surface mine bench and extract coal between the surface and highwall miner areas to the coal thickness cutoff. Demonstrated reserves are 1.02 Mt clean recoverable tons. The average seam thickness of the reserve is 3.52 feet. 12.2.11 Panther Eagle Seam (Map 9) Panther Eagle reserve is actively being mined. Demonstrated reserves are 2.68 Mt clean recoverable tons. The seam generally has two coal benches separated by a thin 0.15-foot to 0.30-foot parting. Roof rock is dominated by sandstone and may have washed out the upper coal bench where the seam thins Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 56 below cutoff. The floor rock is mostly shale making the seam cuttable. The average seam thickness of the reserve is 3.13 feet. 12.2.12 Horse Creek Eagle Seam (Map 9) Horse Creek Eagle is the remaining reserve blocks to be mined from the active Horse Creek mine. Reserves were calculated for the blocks and the reserve is separated from Panther Eagle by a low coal area. The seam contains two coal benches separated by an approximately 0.3-foot parting. The roof rock is shale and sandstone, and the floor rock is generally shale. The average seam thickness of the reserve is 2.95 feet. 12.2.13 Black Eagle Mine - Eagle Seam (Map 9) Black Eagle reserve is actively being mined. Demonstrated reserves are 10.43 Mt clean recoverable tons. The seam contains two distinct coal benches with a parting up to 0.5 feet thick. The roof is mostly sandstone with localized thin shale between the seam and sandstone main roof. The floor is generally shale. The average seam thickness of the reserve is 3.25 feet. 12.2.14 Dow Fork Eagle Seam (Map 9) Dow Fork Eagle Demonstrated reserves are 10.0 Mt clean recoverable tons. The seam, consistent with other Eagle reserves, is two distinct coal benches separated by a parting. Parting is less than 1.0 foot in the west and northeast portions of the reserve. The parting thickness increases in the center portion of the reserve and eventually splits the seam creating the reserve southern limit. The roof rock is dominated by sandstone in the west and east with shale roof common in the center portion on the reserve. The floor rock is shale. The average seam thickness of the reserve is 4.1 feet. 12.2.15 Marfork/Workman Glen Alum Tunnel Seam (Map 10) Glen Alum Tunnel mine is active and the mine entrance is developed in the Workman Creek area. The seam is composed of multiple coal benches and partings. The parting above the lower coal bench increases to over 15 feet in the center portion of the Property, splitting the reserve into two blocks. The reserve is bound by a sandstone channel that has eroded the coal seam to the north and outcrop to the south. Roof and floor rock is predominantly shale with isolated areas of sandstone. The average seam thickness of the reserve is 4.7 feet. 12.2.16 Workman Beckley Seam (Map 11) Workman Beckley seam reserve is below drainage and located east of the Workman Creek facilities and west of Interstate Highway I77. Demonstrated reserves are 26.13 Mt clean recoverable tons. Overburden thickness ranges from 600 feet to over 2,000 feet along the ridges. The roof is typically sandstone with areas of shale roof. The west and east reserve limits are bound by north-south trending sandstone seam washout zones. The closed and abandoned Bonny mine encountered small scale, localized seam washouts within the reserve. Additional unidentified seam washouts are likely within

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

the reserve. The floor rock is generally shale. Previous mining in the Bonny and Beckley mines indicate in situ horizontal stress and methane gas will be present. The average seam thickness of the reserve is 4.3 feet.

12.3 Qualified Person's Estimates

The coal reserves, as shown in *Table 12-2*, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, metallurgical, infrastructure and other relevant factors has also been considered.

The results of this TRS define an estimated 97.65 Mt of proven and probable marketable coal reserves. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps as of September 30, 2023 for underground mines and as of June 30, 2023 for surface mines. Mine depletion tonnages were supplied by Alpha through the end of 2023, and MM&A deducted this historical production from the mapped reserves to estimate reserves as of December 31, 2023.

Table 12-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2023

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)							Quality (Dry Basis)		
	By Reliability Category			By Permit Status		By Control Type				
Seam	Proven	Probable	Total	Permitted	Not Permitted	Owned	Leased	Ash %	Sulfur %	VM %
Workman Creek Surface	0	15,495,000	15,495,000	15,495,000	0	67,000	15,427,000	10	0.9	-
Workman Creek HWM	4,249,000	64,000	4,313,000	3,544,000	769,000	0	4,313,000	6	0.9	-
Hernshaw	3,562,000	1,021,000	4,583,000	0	4,583,000	0	4,583,000	5	0.8	36
Upper Cedar Grove	1,666,000	25,000	1,691,000	1,691,000	0	0	1,691,000	6	1.0	35
Middle Cedar Grove	632,000	5,238,000	5,870,000	3,932,000	1,938,000	0	5,870,000	6	1.1	37
Lower Cedar Grove	10,634,000	1,437,000	12,071,000	4,509,000	7,562,000	0	12,071,000	5	0.8	36
Powellton	336,000	116,000	452,000	275,000	177,000	0	452,000	2	0.8	-
Upper Eagle	1,016,000	6,000	1,021,000	0	1,021,000	0	1,021,000	6	0.8	30
Eagle	16,052,000	7,418,000	23,470,000	16,997,000	6,474,000	368,000	23,102,000	5	0.8	33
Glen Alum Tunnel	1,847,000	708,000	2,555,000	1,285,000	1,269,000	219,000	2,335,000	5	0.9	26
Beckley	13,339,000	12,793,000	26,132,000	2,924,000	23,207,000	1,558,000	24,573,000	5	0.9	20
Grand Total	**53,333,000**	**44,320,000**	**97,652,000**	**50,651,000**	**47,001,000**	**2,214,000**	**95,438,000**	**6**	**0.9**	**30**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory analysis from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
Raw quality and some volatile matter analysis not available for Workman Creek. Workman Creek surface reserves were priced at 70% High-Vol. A and 30% thermal product.
Workman Creek Surface is modeled as 55% direct-ship and 45% washed to mimic what Alpha is doing, however without any raw quality data for the surface seams a quality composite could not be prepared.
See Appendix A for detailed breakdown.
Totals may not add due to rounding.

MARSHAL MILLER & ASSOCIATES, INC. 57

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

12.4 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with the SEC S-K1300 regulations that became effective for the first fiscal year falling on or after January 1, 2021.

The LOM mining plan for Marfork was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the Marfork coal reserves.

13 Mining Methods

Twenty underground mining areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2065, while surface and highwall miner operations are projected to be exhausted in 2032.

13.1 Geotech and Hydrology

Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the *Analysis of Coal Pillar Stability (ACPS)* program that was developed by NIOSH. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan.

Hydrology has not been an issue of concern at Marfork. Based on numerous site visits to the underground operations of the Property by the QP's, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas.

13.2 Production Rates

Operations at the Marfork Property by Alpha and its predecessors have been on-going for many years. The Mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is reasonably representative to provide an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS.

MARSHAL MILLER & ASSOCIATES, INC. 58

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A's team of geologists and mining engineers.

The Marfork Mining Complex currently operates four underground mines with a total of eight (8) operating sections. The Glen Alum mine is in the Workman Creek surface area and is currently active with two operating sections. The projected underground mines are set up similarly to the currently active operations. Black Eagle is operating three production sections, Panther Eagle is operating two production sections, Horse Creek Eagle is operating one production section, and the Glen Alum Mine is operating two production sections. All sections are configured with dual continuous miners in a super section operation. In all cases, mines are forecasted to produce coal two shifts each day. Production is scheduled Monday through Friday each week, and every other Saturday.

As shown in *Table 13-1*, the twenty areas planned for underground mines produce coal until 2065. Clean coal production varies directly with coal thickness.

Table 13-1: Marfork Mining Complex Underground Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2023	2024	2025	2026	2027	2028	2029	2030
Laurel Hernshaw	0	0	0	0	46	307	328	332
Black King LCG Brown's Br	0	0	0	0	0	0	0	0
Workman Upper Eagle	0	0	0	0	0	0	0	249
Berwind LCG	0	0	0	0	0	0	0	0
Low Gap MCG	0	0	0	0	0	0	0	0
Titan MCG	0	0	0	0	0	0	0	0
Coon UCG	0	0	0	0	0	0	0	0
Ellis UCG	0	0	0	0	0	0	0	0
Bee Tree Powellton	0	0	0	0	0	0	0	0
Black Eagle	222	893	766	617	608	615	627	635
Dow Fork Eagle	0	0	0	0	0	0	62	449
Horse Creek Eagle	71	283	11	0	0	0	0	0
Panther Eagle	129	544	507	562	525	247	248	50
Workman's Creek Beckley	0	0	0	0	0	0	0	0
Glen Alum Tunnel	97	491	401	365	393	452	391	84
Total	**519**	**2,211**	**1,685**	**1,544**	**1,572**	**1,622**	**1,656**	**1,799**

MARSHAL MILLER & ASSOCIATES, INC. 59

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Mine Name	2031	2032	2033	2034	2035	2036	2037	2038
Laurel Hernshaw	327	310	270	290	292	276	314	327
Black King LCG Brown's Br	0	0	0	0	0	0	0	0
Workman Upper Eagle	273	219	246	35	0	0	0	0
Berwind LCG	0	0	0	0	0	0	0	0
Low Gap MCG	0	0	0	0	0	0	0	0
Titan MCG	0	0	0	0	0	0	0	0
Coon UCG	0	0	0	0	0	0	0	0
Ellis UCG	0	0	0	0	0	0	0	0
Bee Tree Powellton	0	0	0	217	232	3	0	0
Black Eagle	640	651	630	616	616	590	608	606
Dow Fork Eagle	601	568	561	552	501	515	565	605
Horse Creek Eagle	0	0	0	0	0	0	0	0
Panther Eagle	0	0	0	0	0	0	0	0
Workman's Creek Beckley	0	0	0	0	0	311	300	286
Glen Alum Tunnel	0	0	0	0	0	0	0	0
Total	**1,840**	**1,748**	**1,707**	**1,710**	**1,641**	**1,694**	**1,787**	**1,825**

Mine Name	2039	2040	2041	2042	2043	2044	2045	2046
Laurel Hernshaw	313	328	329	195	0	0	0	0
Black King LCG Brown's Br	0	0	0	0	0	0	0	0
Workman Upper Eagle	0	0	0	0	0	0	0	0
Berwind LCG	0	0	0	0	0	0	0	0
Low Gap MCG	0	0	0	0	0	0	0	0
Titan MCG	0	0	0	0	0	0	0	0
Coon UCG	0	0	0	0	0	0	0	0
Ellis UCG	0	0	0	0	0	0	0	0
Bee Tree Powellton	0	0	0	0	0	0	0	0
Black Eagle	559	150	0	0	0	0	0	0
Dow Fork Eagle	604	630	553	570	619	616	612	564
Horse Creek Eagle	0	0	0	0	0	0	0	0
Panther Eagle	0	0	0	0	0	0	0	0
Workman's Creek Beckley	376	1,062	1,326	1,383	1,697	1,752	1,990	1,989
Glen Alum Tunnel	0	0	0	0	0	0	0	0
Total	**1,852**	**2,169**	**2,208**	**2,149**	**2,316**	**2,368**	**2,602**	**2,553**

Mine Name	2047	2048	2049	2050	2051	2052	2053	2054
Laurel Hernshaw	0	0	0	0	0	0	0	0
Black King LCG Brown's Br	291	590	580	592	568	573	574	589
Workman Upper Eagle	0	0	0	0	0	0	0	0
Berwind LCG	0	0	0	0	0	0	3	309
Low Gap MCG	0	0	0	0	0	0	0	156
Titan MCG	0	0	0	0	0	0	177	588
Coon UCG	0	0	0	0	0	0	0	0
Ellis UCG	0	0	0	0	0	0	0	359
Bee Tree Powellton	0	0	0	0	0	0	0	0
Black Eagle	0	0	0	0	0	0	0	0
Dow Fork Eagle	252	0	0	0	0	0	0	0
Horse Creek Eagle	0	0	0	0	0	0	0	0
Panther Eagle	0	0	0	0	0	0	0	0
Workman's Creek Beckley	1,808	1,557	1,842	2,087	2,106	2,133	1,942	185
Glen Alum Tunnel	0	0	0	0	0	0	0	0
Total	**2,350**	**2,147**	**2,421**	**2,679**	**2,674**	**2,706**	**2,695**	**2,187**

MARSHAL MILLER & ASSOCIATES, INC. 60

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Mine Name	2055	2056	2057	2058	2059	2060	2061	2062
Laurel Hernshaw	0	0	0	0	0	0	0	0
Black King LCG Brown's Br	576	560	553	552	570	590	579	584
Workman Upper Eagle	0	0	0	0	0	0	0	0
Berwind LCG	311	297	311	292	264	348	18	0
Low Gap MCG	291	185	0	0	0	0	0	0
Titan MCG	639	560	550	696	706	611	577	134
Coon UCG	0	193	387	203	0	0	0	0
Ellis UCG	375	174	0	0	0	0	0	0
Bee Tree Powellton	0	0	0	0	0	0	0	0
Black Eagle	0	0	0	0	0	0	0	0
Dow Fork Eagle	0	0	0	0	0	0	0	0
Horse Creek Eagle	0	0	0	0	0	0	0	0
Panther Eagle	0	0	0	0	0	0	0	0
Workman's Creek Beckley	0	0	0	0	0	0	0	0
Glen Alum Tunnel	0	0	0	0	0	0	0	0
Total	**2,191**	**1,969**	**1,801**	**1,743**	**1,540**	**1,549**	**1,174**	**718**
Mine Name	**2063**	**2064**	**2065**	**2066**	**2067**	**2068**	**2069**	**2070**
Laurel Hernshaw	0	0	0	0	0	0	0	0
Black King LCG Brown's Br	581	380	36	0	0	0	0	0
Workman Upper Eagle	0	0	0	0	0	0	0	0
Berwind LCG	0	0	0	0	0	0	0	0
Low Gap MCG	0	0	0	0	0	0	0	0
Titan MCG	0	0	0	0	0	0	0	0
Coon UCG	0	0	0	0	0	0	0	0
Ellis UCG	0	0	0	0	0	0	0	0
Bee Tree Powellton	0	0	0	0	0	0	0	0
Black Eagle	0	0	0	0	0	0	0	0
Dow Fork Eagle	0	0	0	0	0	0	0	0
Horse Creek Eagle	0	0	0	0	0	0	0	0
Panther Eagle	0	0	0	0	0	0	0	0
Workman's Creek Beckley	0	0	0	0	0	0	0	0
Glen Alum Tunnel	0	0	0	0	0	0	0	0
Total	**581**	**380**	**36**	**0**	**0**	**0**	**0**	**0**

* LOM tonnage evaluated in the financial model includes October 2023 through December 2023 production for underground mines and July 2023 through December 2023 production for surface mines (1,410,126 clean tons of which 452,276 are UG) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.

As shown in *Tables 13-2* and *13-3*, the areas planned for surface and highwall mines produce coal until 2032. Clean coal production varies directly with surface mining ratios along with availability of open highwall for the highwall miner units.

Table 13-2: Marfork Mining Complex Surface Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2023	2024	2025	2026	2027	2028	2029	2030
Workman	1,184	2,197	2,816	2,358	1,743	2,565	1,003	1,003
Mine Name	**2031**	**2032**	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**
Workman	1,003	433	0	0	0	0	0	0

* LOM tonnage evaluated in the financial model includes October 2023 through December 2023 production for underground mines and July 2023 through December 2023 production for surface mines (1,410,126 clean tons of which 809,844 are surface) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.

MARSHAL MILLER & ASSOCIATES, INC. 61

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 13-3: Marfork Mining Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2023	2024	2025	2026	2027	2028	2029	2030
Workman HWM	134	296	512	437	361	436	605	605
Mine Name	**2031**	**2032**	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**
Workman HWM	605	470	0	0	0	0	0	0

* LOM tonnage evaluated in the financial model includes October 2023 through December 2023 production for underground mines and July 2023 through December 2023 production for surface mines (1,410,126 clean tons of which 148,005 are highwall) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.

13.3 Mining Related Requirements

13.3.1 Underground

A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions. The mine plans and production forecasts generated by MM&A and described in this section were developed for the purpose of coal reserve analysis and may not be consistent with current or future Alpha mine plans and production timing forecasts.

MARSHAL MILLER & ASSOCIATES, INC. 62

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

13.4 Required Equipment and Personnel

13.4.1 Surface Mines

13.4.1.1 Workman Creek Surface (Map W-2 through W-14)

Figure 13-1: Workman Creek Surface Mine and Permit Areas Aerial View


Middle Ridge Surface
(Active)
Clear Creek
Ewing Creek C
Collins Fork Surface
(Active)
Eagle No. 2 Surface
(Active)
Turkeyfoot Surface
(Active)
Center Contour Surface
(Active)
Long Ridge #1 Surface
(Active)
ck Creek
Google Earth

The Workman Surface reserve area consists of mountain-top, contour and highwall mining of 25 seams: from the Upper Clarian to the Little Eagle -- a difference of over 1,000 vertical feet. Deep mining has taken place in the Lower Hernshaw, Middle Cedar Grove, Lower Cedar Grove, Lower 2 Gas, Powellton, Upper Eagle, Eagle Rider/Eagle A, Eagle, and Little Eagle. Previous contour and auger mining have also

MARSHAL MILLER & ASSOCIATES, INC. 63

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

been documented. The present mine plan consists of six permits: Middle Fork, Collins Fork, Turkey Foot, Center Contour, Long Ridge, and Eagle #2.

Mining activity consists of hydraulic shovels/ front-end loaders with rock trucks contour mining the lower seams; generating highwalls that are subsequently reclaimed by track bulldozers pushing material off upper seams. Prior to their reclamation, highwall miners selectively burrow long holes in the thicker seams exposed in the highwall. Where vertical elevation differences exceed 500 feet, burden will have to be initially trucked off the mountain ridge(s).

Continued development of the Workman surface reserve is contingent on obtaining excess spoil room. Partial relief has been provided by the approved plan to cap the previous Collins Fork impoundment with mine spoil. Initial efforts to cap the impoundment have been successful.

As of 2023, **United States Army Corp of Engineers (*USACE*)** has approved all proposed hollow fills, with the exception of those associated with the Eagle #2 permit. Expansion of mining to the west will require approval of the Eagle #2 hollow fills in the Sycamore Creek drainage. MM&A did not attempt to confirm burden storage capacity as presented in Workman's permits.

The Workman permits require backfilling to eliminate highwall exposure created by excavation. Ideally, highwall backfilling would be performed by dozers pushing burden from upper seams, but would also generally involve supplemental placement by trucked mine spoil. Depending on the extent of excavation and available hollow fill space, trucked mine spoil might represent a large reclamation volume that extends high in elevation. Careful operational planning will be required to ensure burden placement does not interfere with the full extraction of lower seam reserves and does not result in longer haul distances on grade. Reducing the volume of generated mine spoil can help when excess spoil room is very limited due to delays in hollow fill approvals, when there is a desire to reduce the mine stripping ratio, when there is desire to reduce costly backfilling, and when there is a desire to decrease delays in employing cheaper highwall mining activity. Methods include:

- converting area mining to contour cuts with supplemental highwall mining to remove coal not exposed during excavation.
- Eliminating second or third cuts along a contour and introducing supplemental highwall mining earlier than originally planned.

It must be recognized that highwall mining does not achieve the coal recovery of full excavation and it might not achieve penetration depths that are desired. Workman's mine plan reflects some of these changes when compared to their proposed excavation that appears in their permits.

Development of the Eagle South reserves will likely not provide additional hollow fills and will likely complicate mine plans and associated spoil placement.

MARSHAL MILLER & ASSOCIATES, INC. 64

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 65 The active Workman Creek Coal Handling Facility (CHF) presently used to convey coals through the mountain in the No. 2 Gas seam to the Marfork preparation plant does not allow for the full contour cuts as depicted in the Center Contour permit and will likely reduce burden storage capacity along the eastern ridge line as depicted in the permit. Contour mining of the lower seams is very efficient with two or three cuts typically required until excavation limits are reached. Burden is trucked to hollow fills and/or back fill areas previously mined. Seams generally exposed during contour activity include the Upper Eagle, Eagle Rider, Eagle, and Little Eagle. Track bulldozers expose the seams above the contour highwall. These seams generally include the upper and lower Powellton, upper and lower No. 2 Gas and Peerless seams. Dozers provide a very cheap, fast, and safe means of reclaiming the lower contour highwalls. Excavation and haulage of upper seam burden is actively taking place in the Middle Ridge, Collins Fork, and Eagle #2 permits. It will also have to take place in the Center Contour, Turkey Foot, and Long Ridge permits. To shorten haul distances, a “cut-thru” is proposed in the Long Ridge permit. The cut-thru will provide shorter haul distances to the Workman Creek coal handling facility and allow better distribution of mine spoil so that potential expansion westward can be achieved. Development of the Workman reserves is complicated by existing electrical transmission lines and gas lines that cross the property. Partial relocation of these lines has already taken place, and more are anticipated. Workman operates four large hydraulic excavators, three Caterpillar Inc. (Cat®) 993 loaders and nine D11 track bulldozers with a production capacity in excess of 40 million bcy per year. Two highwall miners provide additional production tonnage when the final highwalls are exposed. Production from the highwall miners is expected to be sporadic due to highwall exposure of the surface mine and presence of deep-mine works. Delays in hollow fill approval will likely encourage highwall mining of reserves that would otherwise be surface mined. The mine is expected to employ up to approximately 286 operators in the surface mining phase and highwall mining phases of the operation. MM&A attempted to adhere generally to Workman’s five-year mine plan. Differences in production can be attributed to a topographic surface that doesn’t reflect the latest pre-stripping activities. Additional differences can be attributed to MM&A not recognizing the mining of the upper seams (Upper Clarion to the Lower Winifrede) as reserves due to insufficient coal quality data for those seams. Associated burden volumes were still recognized in the production forecast. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 66 At the above production level exhaustion of the reserves is expected to be in year 2032 based on the present understanding of distribution of surface and highwall mining activity An additional highwall miner is projected to be introduced in 2029 to complete highwall mining within months of the surface mining activity. 13.4.2 Underground Mines 13.4.2.1 Panther Eagle Mine (Map 9) The Panther Eagle Mine is a unique operation that has one super section production unit and one mobile bridge conveyor production section in operation. The mine is operating in the Eagle Seam. The location is near the Marfork Preparation Plant with its run-of-mine (ROM) product transported by conveyor belt to the plant’s Raw Coal Stockpiles. The mine produces metallurgical grade coal from leased mineral property. The mine started production in 2017. One production unit utilizes a mobile bridge unit in lieu of shuttle cars while the other is a traditional super section. Production is scheduled for approximately 242 days each year, which represents production on Monday through Friday. On each day, production sections are scheduled to produce coal on two shifts. The sections are configured as super sections with two continuous miners used for production on each section. Productivity is planned at the rate of 240 feet of advance per shift. Principal production equipment for the super section includes two continuous miners, two roof bolters, four shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is transported to the Raw Coal Stockpiles at the preparation plant. Principal production equipment for the mobile bridge conveyor unit includes two continuous miners, two roof bolters, mobile bridge conveyor unit and one scoop. Coal is extracted from the production face with the continuous miner and transported to the section conveyor belt by the bridge unit. The mine conveyors carry the coal to the surface and then to the Raw Coal Stockpile at the preparation plant. Coal is then transported by means of surface conveyors to the Raw Coal Stockpile at the Marfork Preparation Plant where it is processed and loaded onto CSX rail for transport to the consumer. The Panther Eagle mine is operational at the time of this report; all necessary infrastructure and utilities are in place; all necessary permits have been obtained. Estimated expenditures for site closure and reclamation are included in the financial model for this site.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 67 The Mine is scheduled to deplete its mining assignment in 2030. 13.4.2.2 Black Eagle Mine (Map 9) The Black Eagle Mine, which is currently operational with three (3) continuous mining sections producing coal in the Eagle seam on leased mineral property. The Black Eagle Mine started production in 2019. The Black Eagle Mine is a three (3) section mine with each working section operated as a super section (two sets of mining equipment operating simultaneously and sharing a common dumping point on the same section, with each set being ventilated by a separate split on intake air) Each super section operates two (2) Continuous Miners, two (2) Roof Bolters, four (4) Shuttle Cars and one (1) scoop. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors transport the run of mine coal to the portal area, where product is stockpiled. Coal is then transported via highway truck haulage to the Marfork Preparation Plant where it is processed and loaded into CSX rail for transport to the consumer. The mine stockpile is reclaimed to a bin directly across from the entrance to the Marfork Complex. Off- road trucks are loaded at the bin then transport coal to the plant. Mine workings have developed up to the location of a vertical ventilation shaft (with another shaft projected in the future) for providing ventilation to support three continuous miner sections through its assignment. Google Earth imagery indicates construction activity at the surface location of the air shafts in October 2022. The Black Eagle mine is operational at the time of this report with all necessary infrastructure and utilities in place. All necessary permits have been obtained. Estimated expenditures for site closure and reclamation are included in the financial model for this site. The mine is scheduled to deplete its mining assignment in 2040. 13.4.2.3 Horse Creek Eagle (Map 9) The Horse Creek Eagle Mine is an active mine that currently operates one continuous miner production unit operating as a super section (two sets of mining equipment operating simultaneously and sharing a common dumping point on the seam section, with each set being ventilated by a separate split of intake air). The super section operates two (2) Continuous Miners, two (2) Roof Bolters, four (4) Shuttle Cars and one (1) scoop. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 68 onto a feeder breaker for transfer onto the mine conveyor. The mine conveyor system transports the run of mine coal to the portal area, where product is stockpiled. Coal is then batched through the underground coal conveyor system from the Horse Creek Material Handling Facility to the raw coal stockpiles at the Marfork Preparation Plant. The raw coal is processed and loaded into CSX rail for transport to the consumer. Operating life for this mine is forecast to last until November 2025. 13.4.2.4 Glen Alum Tunnel Mine at Workman’s Creek (Map 10) The Glen Alum Tunnel Mine started production in 2022. The faceup area was developed with surface mining equipment from the Alpha’s adjacent Workman Creek Surface Mine Operations. The mine is located adjacent to the Workman’s Creek Coal Handling Facility. Off-highway trucks are used to transport the run of mine product 0.6 miles to stockpile areas at the Coal Handling Facility. The coal is then transported by underground conveyors to the Marfork Preparation Plant for processing. The mine produces metallurgical grade coal using two (2) active sections with two (2) continuous miners, two (2) roof bolters, three (3) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is placed in a stockpile before being loaded on off-highway trucks to transport it to the Workman’s Creek Coal Handling Facility. The Workman’s Creek Coal Handling Facility uses an underground conveyor system that travels through three underground mines in three different seams to reach the Marfork Preparation Plant approximately 8 miles to the west. The mine is scheduled to deplete its mining assignment in 2030. 13.4.2.5 Dow Fork Eagle (Map 9) The Dow Fork Eagle Mine is in the Clear Fork watershed north of the Marfork Preparation Plant. The mineral boundary has two existing environmental permits for portals. The portal site is located on Dow Fork of Long Branch of the Clear Fork of the Coal River. The site is an existing contour surface mine area that is part of the Republic Mining Complex. The reserve can support two operating areas for two continuous miner production sections. The product would be transported by highway trucks. The one-way haul distance to the proposed Clear Fork Coal Handling Facility is 6.96 miles. Coal would be placed into a stockpile prior to being transported on an underground and surface conveyor system to the Marfork Preparation Plant. The one-way haul distance directly to the Marfork Preparation Plant is 15.14 miles.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 69 The report includes an initial starting date in 2029 with a second production unit starting in 2030. Mining will be completed during the calendar year 2047. 13.4.2.6 Bee Tree Powellton (Map 6) The Bee Tree Powellton area is located along the Powellton Seam outcrop upstream of the Marfork Preparation Plant. The mining area is relatively small and would be mined using the bridge conveyor mining unit from the Panther Eagle Mine. Principal production equipment for the bridge unit includes one continuous miner, two roof bolters, mechanical bridge unit and one scoop. Coal is extracted from the production face with the continuous miner and transported to the section conveyor belt by the bridge unit. The mine conveyors carry the coal to the surface and then to the Raw Coal Stockpile at the preparation plant. A haul road would be constructed from the valley floor up to the Powellton Seam contour bench level. The faceup would be along a newly exposed highwall to eliminate the potential hazard of weathered rock walls. The run of mine product would be transported by off highway trucks for 2.8 miles to the Raw Coal Stockpiles at the Marfork Preparation Plant. Operating life for the mine is forecast as 22 months for one production unit beginning in February 2034. 13.4.2.7 Laurel Hernshaw (Map 2) The Laurel Hernshaw Mine is in Laurel Branch of Clear Fork. Previous mining in the area included the Laurel Eagle and Laurel Alma Mines in the 1990’s and the basic infrastructure including haul roads and stockpile areas remaining. The Laurel Hernshaw Mine will be a single super section continuous miner operation. A new mine bench will be constructed above the former portal location for the Laurel Alma Mine. Mine product would be deposited into the Laurel Alma stockpile area. The product would be transported by highway trucks. The one-way haul distance to the proposed Clear Fork Coal Handling Facility is 2.13 miles. Coal would be placed into a stockpile prior to being transported on an underground and surface conveyor system to the Marfork Preparation Plant. The one-way haul distance directly to the Marfork Preparation Plant is 10.31 miles. Operating life for this mine is forecast as 14 years – 8 months with one production unit. 13.4.2.8 Titan Cedar Grove (Map 4) The Titan Cedar Grove Mine is in the Clear Fork watershed north of the Marfork Preparation Plant. The portal site is located on Long Branch of the Clear Fork of the Coal River. The site will be created with a Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 70 new bench and fill area. The reserve can support two operating areas for two continuous miner production super sections. The product would be transported by highway trucks. The one-way haul distance to the proposed Clear Fork Coal Handling Facility is 5.26 miles. Coal would be placed into a stockpile prior to being transported on an underground and surface conveyor system to the Marfork Preparation Plant. The one-way haul distance directly to the Marfork Preparation Plant is 13.44 miles. Operating life for this mine is forecast as 8 years – 9 months. 13.4.2.9 Black King Lower Cedar Grove at Browns Branch (Map 5) The Lower Cedar Grove Seam would be accessed by excavating a contour portal area and a stockpile area. Surface support facilities such as a mine office, change house, warehousing, parking, electrical power, water, sewage, and parking would be provided on site. The mine will produce metallurgical grade coal using two (2) active sections with two (2) continuous miners, two (2) roof bolters, three (3) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is placed in a stockpile before being loaded to a proposed gloryhole construction to the Black Eagle Mine where the run-of-mine product would be transported to the Marfork Preparation Plant. Mine life is forecast as 17 years – 11 months for two operating sections. 13.4.2.10 Beckley Seam at Workman’s Creek (Map 11) The Beckley Seam is a metallurgical coal that has been regionally mined for over a century. Remaining reserve locations of this size are rare. In as much, there is a considerable effort to be made to reach this reserve body. Historic mines in the area include the Bonny Mine, New Beckley Mine, and Maple Meadow Mine. The coal appears in pod type deposits in that mineable height is in a small region that correlates with its deposition. The coal seam is at 600 feet depth below the valley floor. Access to the seam will be by slope and shaft methods. Construction time will be considerable before coal can be produced from the development. The mine is projected with five (5) continuous miner units operating as super sections. Coal would be transported to the surface through a slope constructed with a conveyor galley on the top and a haulage galley in the bottom of the excavation. From the surface, the coal can be transported to the Workman’s

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 71 Creek Coal Handling Facility by proposed surface conveyors with final delivery to the Marfork Preparation Plant for processing and loading onto the CSX rail system. The mine life is 18 years – 4 Months. 13.4.2.11 Coon Upper Cedar Grove (Map 3) The Coon Cedar Grove mine is maintained in a non-production active status. The coal conveyor haulage system from Workman’s Creek requires that the mine be maintained to meet the requirements of the federal and state regulations. The mine is ventilated and inspected on a regular basis. Additionally, a small workforce is available for maintaining the conveyor system and any maintenance work that develops. A small reserve block remains for the Coon Cedar Grove Mine. Mining would use the existing infrastructure for access and support. The run-of-mine coal would use the coal conveyor system to transport the product to the Marfork Preparation Plant for processing and loading onto the CSX rail system. Operating life for this mine is forecast as 2 years – 0 months for one production section. 13.4.2.12 Low Gap Middle Cedar Grove (Map 4) The Low Gap area hosts the coarse refuse disposal area. Access to the site is provided by a well- developed system of roads that have supported the coarse refuse disposal area, a Cedar Grove Seam Mine to the east and two Powellton Seam mines. Access to the site will require the construction of a new access road to reach the outcrop on the western side of the valley. A contour mine bench would be created to access the seam and coal transport off the bench to the Powellton Seam level below would be accomplished with conveyors. The mine would be a single super section mine operating along a relatively narrow ridgetop. Coal would be transported 1.2 miles by truck down the existing haul road to the Marfork Preparation Plant where the product would be processed and shipped by rail on the CSX rail system. Operating life for this mine is forecast as 2 years – 3 months for one production section. 13.4.2.13 Ellis Upper Cedar Grove (Map 3) The Ellis Cedar Grove Mine has received its environmental permits. The mine is projected in the Upper Cedar Grove Seam in Ellis Creek off Marsh Fork, approximately 3.3 miles south of the Marfork Preparation Plant. The portal area will be located adjacent to the existing portal facility that was constructed as part of the Slip Ridge Cedar Grove Mine in the Middle Cedar Grove Seam. In as much, infrastructure such as haul roads, drainage control and utilities have been available at the site. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 72 The mine would feature a single super section with two (2) continuous miners, two (2) roof bolters, three (3) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is placed in a stockpile before being loaded onto trucks to be hauled for 9.4 miles to the Marfork Preparation Plant. Operating life for this mine is forecast as 2 years – 6 months for one production section. 13.4.2.14 Berwind Lower Cedar Grove (Map 5) The Berwind Cedar Grove area is an isolated block in the Lower Cedar Grove Seam. The portal location has been set along a tributary of Hazy Creek of Marsh Fork and is located approximately 5.6 miles southwest of the Marfork Preparation Plant. No environmental permits have been acquired for this reserve at this time. The portal area will utilize existing infrastructure as well as new construction to build a contour bench for the portal area. The excess material would be placed below the contour bench to create a stockpile area for the mine product. The mine will develop through an area of low coal to reach the body of the reserve. The mine would feature a single super section with two (2) continuous miners, two (2) roof bolters, three (3) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is placed in a stockpile before being loaded onto trucks to be hauled for 11.0 miles to the Marfork Preparation Plant. Operating life for this mine is forecast as 7 years – 1 month for one production section. 13.4.2.15 Workman Upper Eagle (Map 7A) The Workman Branch Upper Eagle Mine is located near the site of the Workman’s Creek Material Handling Facility. The mine will feature a single continuous miner unit utilizing a continuous haulage bridge conveyor system. The faceup will be created by the surface mine operations at Workman Creek. The mine product will be transported back to the Marfork Preparation Plant by means of the existing underground conveyor system. Principal production equipment for the bridge unit includes one continuous miner, two roof bolters, mobile bridge unit and one scoop. Coal is extracted from the production face with the continuous

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 73 miner and transported to the section conveyor belt by the bridge unit. The mine conveyors carry the coal to the surface and then to the Raw Coal Stockpile and then batched through the underground conveyor system to the preparation plant. Operating life for this mine is forecast as 3 years – 11 months for one production section ending in calendar year 2034. 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Marfork Division currently includes the Marfork Preparation Plant in addition to the supporting mines. The plant was originally constructed in 1994 and received its latest upgrade in 2019.1 The plant produces a typical product with an ash content of 7.25% and typical sulfur content of 1.07% at a utilization rate of 70.0% in 2023. The infrastructure includes four (4) distinct raw coal stockpiles and seven (7) distinct clean coal stockpiles. The plant itself includes separation equipment including a heavy media vessel, cyclones, froth flotation, spirals, centrifugal dryers, screens, pumps, and sumps. The plant design feed rate is 2,400 tons per hour. Coarse and fine refuse are disposed at the Brushy Branch Impoundment and coarse refuse disposal is supplemented at the Low Gap Refuse Disposal Facility. Plant feed can be blended from the different stockpiles and plant products can be blended during the loading process. The flood railroad loadout is serviced by the CSX rail system. The empty train is cut once to create two strings for loading a 150-car unit train. Coal is recovered from the clean coal stockpiles by a reclaim belt located in a tunnel beneath the stockpiles. Processes and equipment are typical of those used in the coal industry and are in use in nearly all plants in the Central Appalachian Basin. 14.2 Requirements for Energy, Water, Material and Personnel Personnel have historically been sourced from the surrounding communities in Raleigh, Kanawha, Fayette, and Boone Counties, and have proven to be adequate in numbers to conduct processing operations at Marfork. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. 1 Coal Age Magazine, October 2021, Prep Plant Census Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 74 Water is sourced locally from public water sources or rivers, and electricity is sourced from American Electric Power. The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc. 15 Infrastructure Alpha’s Marfork preparation plant services the area with washed coal, which is transported via the CSX rail line at the plant’s loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves. 15.1 Marfork Preparation Plant The preparation plant and associated refuse disposal areas have been established and maintained to provide a modern coal processing facility. Product flexibility is available with the in-bound product transportation systems that maximize the ability of the facility to reach regional reserves. Unique to the Marfork infrastructure is an existing transportation system that utilizes conveyor belts in underground mines as well as surface conveyors to transport raw coal to the facility for processing. This allows the plant ability to bring feed from considerable distance without incurring the cost of trucking over highways. Additionally, the rock content of the mine product does not impact the transportation cost as much as a trucking cost due to the efficiency of the conveyors. Product flexibility includes surface and underground mine production that is processed or shipped directly to the CSX rail system. The various areas and different seams provide a method to offer a wide variety of coal products for the customer. The coal handling ability in both the raw coal and clean coal areas allows for separating different types of coals for servicing different customer’s needs. The existing blending capabilities and the variety of coal seams reporting to the facility allows for a custom coal to be provided. Aerial photographs of existing facilities are shown in Figure 15-1 and Figure 15-2.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 75 Figure 15-1: Workman Creek Surface Facilities Figure 15-2: Marfork Facilities Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHAL MILLER & ASSOCIATES, INC. 76 15.2 Workman’s Creek Coal Handling Facility The existing transport system reaches from the preparation plant approximately 8 miles to the east to the Workman Creek Coal Handling Facility. The facility provides transport for coal product from the existing surface mine operations surrounding the site generally located within the Rowland Land holdings. Coal is transported to the Marfork Preparation Plant for processing and shipping metallurgical and steam products. The Coal Handling Facility includes a stockpile area at the Upper Powellton level. The stockpile area feeds coal onto a conveyor system that enters the non-producing Allen Powellton Mine. The conveyor system travels through underground mines and surface areas to transport the product to the Marfork Preparation Plant for processing and shipment on the CSX rail system. The conveyor system covers 10.7 miles in total. An aerial view of the Workman’s Creek Coal Handling Facility is shown in Figure 15-2. Figure 15-3: Workman’s Creek Coal Handling Facility

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

15.3 Underground Conveyor Coal Transport System

Starting at the Workman's Creek Coal Handling Facility, the coal transportation system consists of a conveyor belt system that travels through three non-producing coal mines to reach the Marfork Preparation Plant. The transportation system provides an economical alternative to trucking coal over large distances to reach existing preparation and shipping facilities.

The Allen Powellton Mine is used to transport from the Workman's Creek Coal Handling Facility to the mine's original portal area in Horse Creek. The mine's original stockpile area and overland conveyor to the portal in the Slip Ridge Cedar Grove Mine is utilized for the transportation system. The overall underground conveyor distance is 18,825 feet.

The Horse Creek Coal Handling Facility provided coal transportation for the Horse Creek Eagle Mine and the Allen Powellton Mine. The Allen Powellton Mine recently ceased production in 2021 and the Horse Creek Eagle Mine is projected to close in 2025. With the mine closings, the coal transport system will be dedicated to the operations at Workman's Creek.

From the Horse Creek Coal Handling Facility, the coal is transported through the Slip Ridge Cedar Grove Mine located in the overlying Middle Cedar Grove Seam. The Slip Ridge Cedar Grove Mine has been idled since 2020. The underground conveyors transport the coal to the Brushy Creek Portal on the face of the impoundment. The overall underground conveyor distance is 17,363 feet.

The conveyor system daylights and crosses the impoundment face to the Coon Cedar Grove Brushy Creek Portal on the other side of the valley, 1,570 feet.

The Coon Cedar Grove Mine has been in non-producing status since 2021. This mine is in the Upper Cedar Grove Seam which is the seam above the Middle Cedar Grove seam. The underground conveyors transport the coal from the Impoundment Portal for 9,063 feet to the main portal area in Coon Branch which is located above the raw coal stockpiles.

A series of surface conveyors transport the coal from the portal area 4,374 feet to the raw coal stockpiles. At the raw coal stockpiles, the coal can be placed in different stockpiles to provide product separation for blending purposes.

The conveyor system covers 10.7 miles in total.

Figure 15-3 is an aerial view of the conveyor system along the mine benches located in Coon Branch above the Marfork Preparation Plant.

MARSHAL MILLER & ASSOCIATES, INC. 77

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 15-4: Underground Conveyor Coal Transport System


Marfork Preparation Plant
Raw Coal Stockpiles
Low Gap Branch
Google Earth
Coon Cedar Portal
N
2000 ft

As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model.

15.5 Proposed Coal Handling Facility on Browns Branch of West Fork

Browns Branch is located between the towns of Van and Bandytown in Boone County, West Virginia. The site is approximately 8 miles west of the Marfork Preparation Plant. The Black King LCG Mine would portal near the mouth of the valley and the coal would be transported to the Marfork Preparation Plant by utilizing the Black Eagle Mine's conveyor transportation system.

Table 15-1: Browns Branch Coal Handling Facility

	Raw Tons	Clean Tons
Black King LCG	21,683,000	9,917,000

MARSHAL MILLER & ASSOCIATES, INC. 78

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

A vertical gloryhole would be used to drop the run-of-mine product to the Eagle Seam Level. A vertical shaft is constructed, and a feeder system is placed at the bottom of the shaft. The vertical shaft performs similar to a coal storage silo and allows the coal to be brought to the lower level in a controlled manner.

Coal would be stockpiled at the mine sites as needed to separate the quality. Coal would be batched through the system to maintain separation for quality control.

Estimated CAPEX costs for the facility are included within the financial model.

15.6 Black Eagle Mine and Browns Branch Coal Handling to Marfork Preparation Plant

A stockpile reclaim system to a bin across from the Marfork Complex entrace is in place and operating. The active Black Eagle Mine will operate until 2040 and will produce approximately 21,500,000 ROM tons during its life span. The Browns Branch Coal Handling Facility will service approximately 21,700,000 raw tons during its lifetime from the Black King LCG Mine.

Table 15-2: Black Eagle Coal Handling Facility

	Raw Tons	Clean Tons
Black Eagle	21,497,000	10,649,000
Black King LCG	21,683,000	9,917,000
Total	**43,180,000**	**20,566,000**

16 Market Studies

16.1 Market Description

The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were utilized to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will likely be placed.

A typical quality specification for the Marfork products are as shown in *Table 16-1*.

Table 16-1: Quality Specifications

	HVA	MV
Ash (%)	6.33	6.84
Sulfur (%)	0.96	1.22
Volatile Matter (%)	30.02	28.5

MARSHALL MILLER & ASSOCIATES, INC. 79

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

The mine production serves the high-volatile and mid-volatile metallurgical markets.

16.2 Price Forecasts

Company-wide pricing data as provided by Alpha from third party sources is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long-term realization of $162 per short ton port pricing, with an average $132.51 per ton netback pricing reflective of the high-volatile product currently sold at Marfork, and $163 per short ton port loading with an average of $127.26 per short ton netback pricing reflective of the low-volatile product. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $74 per short ton with an average of $65.52 per ton netback pricing. The LOM blended average netback pricing for the Marfork reserves is $127.67 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their Marfork Complex is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Marfork Mine Complex.

Table 16-2: Price Forecasts

Coal Quality	Market Pricing Per Ton (1) (2)
High-Vol. A	$162
High- Vol. B	$140
Mid-Vol.	$163
Low-Vol.	$163
Thermal	$74

(1) Market pricing shown on U.S. East Coast basis.
(2) Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services.

16.3 Contract Requirements

Some contracts are necessary for successful marketing of the coal. For Marfork, since all mining, preparation and marketing is done in-house, the remaining contracts required are:

> **Transportation** – Alpha contracts with the CSX Railroad to transport coal to market.

> **Sales** – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long-term contracts are not typically written.

MARSHALL MILLER & ASSOCIATES, INC. 80

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals

17.1 Results of Studies

MM&A completed an environmental review in 2011 of the Massey properties acquired by Alpha, including those operations that were active at Marfork at that time. The environmental review completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (*RECs*) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A's opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture.

Based on this former ESA completed by MM&A, it is MM&A's opinion that Marfork has a generally typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models.

17.2 Requirements and Plans for Waste Disposal

Based on a recent engineering review, done by Alpha, approximately 77 years of fine refuse disposal capacity and 65 years of coarse refuse disposal capacity at current rates have been identified, a significant portion of which is permitted and active. Securing approvals for additional coarse and fines capacity will be critical to execute the business plan as outlined in this TRS. The table below outlines the current estimated capacities and permits of Marfork's coarse refuse disposal area and slurry impoundment.

Table 17-1: Marfork Refuse Disposal Summary

Refuse Facility	State SMCRA Permit Number	MSHA ID	Refuse Disposal Type	Classified as a Dam	Permit Status	Current Planned Maximum Coarse Life (Approved + Planned)	Current Planned Maximum Fines Life (Approved + Planned)	Est. Coarse/ Combined Refuse Life (Approved/ Permitted)	Est. Fine Refuse Life (Approved/ Permitted)
Brushy Fork Refuse Impoundment	O-3010-95	1211-WV40234-02	Slurry Impoundment - Downstream and Upstream	Yes	Active	46.1	76.5		19.6
Low Gap Refuse Disposal Area	O-3005-94	1211-WV40234-01	Coarse Refuse Fill	No	Active	18.5	0.0	18.5	0.0

MARSHAL MILLER & ASSOCIATES, INC. 81

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

The estimated facility life was based on a 10-year average of 466 acre-feet of slurry storage consumed per year and coarse placement of 4,000,000 refuse tons per year. Total facility capacity provided 66.7 years of coarse refuse storage and 77.5 years of fine storage capacity.

Reclamation permit outlines indicate that both storage facilities have been permitted to the top of the ridgelines to maximize the storage capacity.

The current MSHA approved impoundment design (Crest Elevation 2,200 feet) provides 21 years of slurry disposal.

17.3 Permit Requirements and Status

All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits generally require that the permittee post a performance bond in an amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is properly restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners, and officers, which are subject to bond forfeiture can be denied future permits under the program.[2]

New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits are also required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public advertisement process and comment period, and the public is provided an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school, church, or similar structure unless written consent is first obtained from the owner of the structure. Where required, Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits.

[2] Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

MARSHAL MILLER & ASSOCIATES, INC. 82

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout, or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. The Marfork Mining Complex, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** and the **United States Fish and Wildlife Agency (*USFW*)** involvement with state programs.

The Mining permits currently held by Alpha on the Marfork Property are shown in *Table 17-2.*

MARSHAL MILLER & ASSOCIATES, INC. 83

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 17-2: Marfork Mining Permits

Mine Name	Seam	Permit	Status	Expires	Acres Disturbed	Acres Reclaimed	Acres Bonded
Marfork Coal Company, LLC							
RtFk Low Gap BR. Coal. Ref. Dis	Refuse Disposal - Other	O-3005-94	Active, no coal removed	6/12/2028	116.95	25.16	249.76
Brushy Fork Slurry Impoundment	-	O-3010-95	Active, no coal removed	11/28/2025	645	88	660.75
Marfork Processing	-	O-3024-93	Active, no coal removed	3/16/2024	100.34	0	100.45
Bee Tree Surface Mine	Chilton, Hernshaw, Coalburg, 2 Gas, Stockton, Winifrede, Eagle, Peerless, Powellton, Cedar Grove	S-3010-04	PV-Phase 1 Release	7/11/2026	244.36	141.27	1080.2
Hazy Creek Highwall Mine No. 1	2 Gas, Powellton	S-3017-09	Not Started	10/17/2027	0	0	109.59
Horse Creek Eagle Deep Mine	Eagle	U-3001-04	Active, moving coal	12/23/2024	136.76	2.97	139.73
Black Eagle Deep Mine	Eagle	U-3001-18	Active, moving coal	8/8/2028			112.86
Horse Creek No. 2 Gas Deep Mine	2 Gas	U-3002-04	Active, moving coal	12/23/2024	79.21	3.4	85.21
Bee Tree Powellton re-permit	Powellton	U-3003-18	Not Started	1/30/2024	0	0	3.75
Panther Eagle Deep Mine	Eagle	U-3003-98	Active, moving coal	3/2/2024	8.09	0	32.66
Brushy Eagle #1 Mine	-	U-3006-93	Active, moving coal	10/21/2028	85.65	2.32	102.56
Coon - Cedar Grove Deep Mine	Cedar Grove	U-3009-00	Active, No Coal Removed	12/21/2025	16.41	7.16	23.57
Glen Alum Tunnel Mine	Glen Alum Tunnel	U-3012-09	Active, moving coal	7/11/2027	17.68	0	36.1
Ellis Upper Cedar Grove Mine	Cedar Grove	U-3013-19	Not Started	9/8/2025	0	0	5.48
Lower Cedar Grove Mine #1	-	U-3013-94	Active, reclamation only	6/7/2026	35.85	0	35.85
Slip Ridge Powellton	2 Gas, Powellton	U-3013-99	Active, no coal removed	5/3/2025	17.36	0	20.46
Beckley Seam Deep Mine	Beckley	U-3017-08	Active, no coal removed	12/4/2024	30.16	0	31.19
Slip Ridge Cedar Grove	Cedar Grove	U-3021-00	Active, no coal removed	4/29/2027	150.38	0	147.81
Coon Hollow No. 3	-	U-5003-93	Active, no coal removed	6/14/2028	139.01	14.54	162.18
Republic Energy, LLC							
Middle Ridge Surface Mine	Chilton A, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Stockton, Winifrede - U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S301712	Active, Moving Coal	3/24/2024	272.5	145.8	799.05
Collins Fk Remediation Project	No. 2 Gas - Lwr, Chilton, Chilton RDR, Hernshaw, No. 2 Gas, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove, Cedar	S300208	Active, Reclamation only	10/14/2026	159.88	125.95	262.88
Eagle No. 2 Surface Mine	Chilton A, No. 2 Gas - Lwr, Winifrede - Lwr, Chilton, Chilton RDR, Coalburg, No. 2 Gas, Stockton RDR, Winifrede- U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S302805	Active, Moving Coal	6/6/2028	61.73	0	2039.9
Turkeyfoot Surface Mine	Glen alum Tunnel, Hernshaw, Douglas, No. 2 Gas, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S301419	Active, no Coal Removed	4/16/2026	-	-	1085.7
Center Contour Surface Mine	Chilton A, Chilton, Chilton RDR, Hernshaw, No. 2 Gas, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove, Powellton - Lwr	S300316	Active, Moving Coal	11/13/2024	-	-	561.43
Long Ridge #1 Surface Mine	Chilton A, Winifrede - Lwr, Chilton, Hernshaw, Coalburg, No. 2 Gas, Winifrede, Eagle, Eagle A, Eagle -Ltl, Peerless, Powellton, Cedar Grove, Powellton - Lwr	S300115	Active, Moving Coal	12/21/2026	330.24	115.58	864.05

Note: Permit status and expiration dates are based on information obtained from regulatory agency website. Permits in reclamation status receive Renewal Waivers and may show expired dates.

84MARSHALL MILLER & ASSOCIATES, INC. 84

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

17.4 Local Plans, Negotiations or Agreements

MM&A found no indication of agreements beyond the scope of Federal or State Regulations.

17.5 Mine Closure Plans

Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, much of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release generally requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above.

Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (*ARO*) can be shown as a Liability on the Balance Sheet.

17.6 Qualified Person's Opinion

The Marfork Mining Complex is an operating facility; all necessary permits for current production have been obtained. MM&A knows of no reason that any permits revisions or new permits that may be required cannot be obtained.

Estimated expenditures for site closure and reclamation are included in the financial model for this site.

18 Capital and Operating Costs

18.1 Capital Cost Estimate

The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast.

MARSHALL MILLER & ASSOCIATES, INC. 85

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Alpha provided MM&A with information related to the number of currently operating production units at Marfork. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Marfork operations is provided in *Figure 18-1* below. Total capital by mine is summarized in *Table 18-1*.

Figure 18-1: Projected Capital Expenditures – Consolidated Marfork Operations


$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$ Thousands
Underground Mines
Surface Mines
HWM
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
2058
2059
2060
2061
2062
Year

MARSHALL MILLER & ASSOCIATES, INC. 86

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 18-1: Summary of Capital Expenditures Schedule by Mine

Item	Total	2023	2024	2025	2026	2027	2028	2029
Laurel Hernshaw	**$48,516**	$0	$0	$0	$0	$6,216	$4,320	$0
Black King LCG Brown's Br	**$97,528**	$0	$0	$0	$0	$0	$0	$0
Workman Upper Eagle	**$16,586**	$0	$0	$0	$0	$0	$0	$0
Berwind LCG	**$21,434**	$0	$0	$0	$0	$0	$0	$0
Low Gap MCG	**$12,740**	$0	$0	$0	$0	$0	$0	$0
Titan MCG	**$66,729**	$0	$0	$0	$0	$0	$0	$0
Coon UCG	**$250**	$0	$0	$0	$0	$0	$0	$0
Ellis UCG	**$6,222**	$0	$0	$0	$0	$0	$0	$0
Slip Ridge Powellton	**$0**	$0	$0	$0	$0	$0	$0	$0
Bee Tree Powellton	**$4,892**	$0	$0	$0	$0	$0	$0	$0
Black Eagle	**$123,590**	$0	$4,320	$14,183	$11,430	$688	$4,320	$9,837
Dow Fork Eagle	**$100,903**	$0	$0	$0	$0	$0	$0	$19,130
Panther Eagle	**$22,001**	$0	$4,320	$4,702	$663	$344	$4,320	$0
Workman's Creek Beckley	**$554,791**	$0	$0	$0	$0	$0	$0	$0
Glen Alum Tunnel	**$28,710**	$0	$8,640	$11,086	$344	$0	$8,640	$0
Workman	**$159,280**	$0	$22,310	$20,310	$19,890	$20,070	$20,970	$22,310
Workman HWM	**$14,220**	$0	$50	$1,120	$1,120	$4,410	$600	$4,680
Total	**$1,278,392**	**$0**	**$39,640**	**$51,401**	**$33,447**	**$31,728**	**$43,170**	**$55,957**

Item	2030	2031	2032	2033	2034	2035	2036	2037
Laurel Hernshaw	$7,275	$0	$7,544	$0	$0	$6,583	$4,320	$0
Black King LCG Brown's Br	$0	$0	$0	$0	$0	$0	$0	$0
Workman Upper Eagle	$9,042	$0	$7,544	$0	$0	$0	$0	$0
Berwind LCG	$0	$0	$0	$0	$0	$0	$0	$0
Low Gap MCG	$0	$0	$0	$0	$0	$0	$0	$0
Titan MCG	$0	$0	$0	$0	$0	$0	$0	$0
Coon UCG	$0	$0	$0	$0	$0	$0	$0	$0
Ellis UCG	$0	$0	$0	$0	$0	$0	$0	$0
Slip Ridge Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Bee Tree Powellton	$0	$0	$0	$0	$4,892	$0	$0	$0
Black Eagle	$7,275	$14,550	$7,544	$15,088	$0	$6,902	$18,124	$8,640
Dow Fork Eagle	$7,275	$0	$7,544	$7,200	$5,543	$6,927	$4,320	$4,639
Panther Eagle	$7,653	$0	$0	$0	$0	$0	$0	$0
Workman's Creek Beckley	$0	$0	$0	$0	$0	$127,339	$16,545	$0
Glen Alum Tunnel	$0	$0	$0	$0	$0	$0	$0	$0
Workman	$16,230	$17,190	$0	$0	$0	$0	$0	$0
Workman HWM	$1,120	$1,120	$0	$0	$0	$0	$0	$0
Total	**$55,870**	**$32,860**	**$30,176**	**$22,288**	**$10,435**	**$147,752**	**$43,309**	**$13,279**

Item	2038	2039	2040	2041	2042	2043	2044	2045
Laurel Hernshaw	$663	$0	$11,595	$0	$0	$0	$0	$0
Black King LCG Brown's Br	$0	$0	$0	$0	$0	$0	$0	$0
Workman Upper Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Berwind LCG	$0	$0	$0	$0	$0	$0	$0	$0
Low Gap MCG	$0	$0	$0	$0	$0	$0	$0	$0
Titan MCG	$0	$0	$0	$0	$0	$0	$0	$0
Coon UCG	$0	$0	$0	$0	$0	$0	$0	$0
Ellis UCG	$0	$0	$0	$0	$0	$0	$0	$0
Slip Ridge Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Bee Tree Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Black Eagle	$344	$344	$0	$0	$0	$0	$0	$0
Dow Fork Eagle	$663	$7,275	$11,595	$4,664	$0	$0	$14,127	$0
Panther Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Workman's Creek Beckley	$440	$440	$42,882	$30,217	$0	$440	$29,680	$66,146
Glen Alum Tunnel	$0	$0	$0	$0	$0	$0	$0	$0
Workman	$0	$0	$0	$0	$0	$0	$0	$0
Workman HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$2,110**	**$8,059**	**$66,072**	**$34,881**	**$0**	**$440**	**$43,807**	**$66,146**

MARSHALL MILLER & ASSOCIATES, INC. 87

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Item	2046	2047	2048	2049	2050	2051	2052	2053
Laurel Hernshaw	$0	$0	$0	$0	$0	$0	$0	$0
Black King LCG Brown's Br	$0	$16,904	$0	$11,595	$8,659	$4,320	$319	$4,983
Workman Upper Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Berwind LCG	$0	$0	$0	$0	$0	$0	$0	$8,346
Low Gap MCG	$0	$0	$0	$0	$0	$0	$0	$0
Titan MCG	$6,668	$0	$0	$0	$0	$0	$0	$18,188
Coon UCG	$0	$0	$0	$0	$0	$0	$0	$0
Ellis UCG	$0	$0	$0	$0	$0	$0	$0	$0
Slip Ridge Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Bee Tree Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Black Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Dow Fork Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Panther Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Workman's Creek Beckley	$24,897	$12,561	$30,162	$60,317	$45,137	$31,707	$9,080	$22,483
Glen Alum Tunnel	$0	$0	$0	$0	$0	$0	$0	$0
Workman	$0	$0	$0	$0	$0	$0	$0	$0
Workman HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$31,565**	**$29,465**	**$30,162**	**$71,912**	**$53,796**	**$36,027**	**$9,399**	**$54,001**

Item	2054	2055	2056	2057	2058	2059	2060	2061
Laurel Hernshaw	$0	$0	$0	$0	$0	$0	$0	$0
Black King LCG Brown's Br	$5,543	$12,743	$344	$7,200	$0	$12,979	$7,275	$4,320
Workman Upper Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Berwind LCG	$0	$1,823	$10,920	$0	$344	$0	$0	$0
Low Gap MCG	$5,813	$6,927	$0	$0	$0	$0	$0	$0
Titan MCG	$0	$5,543	$7,963	$11,520	$0	$0	$6,983	$9,863
Coon UCG	$0	$0	$250	$0	$0	$0	$0	$0
Ellis UCG	$6,222	$0	$0	$0	$0	$0	$0	$0
Slip Ridge Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Bee Tree Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Black Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Dow Fork Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Panther Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Workman's Creek Beckley	$0	$4,320	$0	$0	$0	$0	$0	$0
Glen Alum Tunnel	$0	$0	$0	$0	$0	$0	$0	$0
Workman	$0	$0	$0	$0	$0	$0	$0	$0
Workman HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$17,578**	**$31,356**	**$19,477**	**$18,720**	**$344**	**$12,979**	**$14,258**	**$14,183**

Item	2062	2063	2064	2065	2066	2067	2068	2069
Laurel Hernshaw	$0	$0	$0	$0	$0	$0	$0	$0
Black King LCG Brown's Br	$344	$0	$0	$0	$0	$0	$0	$0
Workman Upper Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Berwind LCG	$0	$0	$0	$0	$0	$0	$0	$0
Low Gap MCG	$0	$0	$0	$0	$0	$0	$0	$0
Titan MCG	$0	$0	$0	$0	$0	$0	$0	$0
Coon UCG	$0	$0	$0	$0	$0	$0	$0	$0
Ellis UCG	$0	$0	$0	$0	$0	$0	$0	$0
Slip Ridge Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Bee Tree Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Black Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Dow Fork Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Panther Eagle	$0	$0	$0	$0	$0	$0	$0	$0
Workman's Creek Beckley	$0	$0	$0	$0	$0	$0	$0	$0
Glen Alum Tunnel	$0	$0	$0	$0	$0	$0	$0	$0
Workman	$0	$0	$0	$0	$0	$0	$0	$0
Workman HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$344**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**

Note: No capital was projected for 4th quarter 2023.

MARSHALL MILLER & ASSOCIATES, INC. 88

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

18.2 Operating Cost Estimate

Alpha provided historical costs and budgeted projections of operating costs for its active surface and highwall mines (Workman Creek), underground mines (Black Eagle, Panther Eagle, and Horse Creek Eagle, and the Glen Alum Tunnel) for MM&A's review. MM&A used the historical cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes and insurance and bonding and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Statutory sales-related costs are summarized in *Table 18-2*.

Table 18-2: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax - Underground	Per Ton	$1.10
Federal Black Lung Excise Tax – Surface/Highwall	Per Ton	$0.55
Federal Reclamation Fees – Underground	Per Ton	$0.12
Federal Reclamation Fees – Surface/Highwall	Per Ton	$0.28
West Virginia Reclamation Tax - Underground	Per Ton	$0.279
West Virginia Severance Tax	Percentage of Revenue	1 to 5%
Royalties - Surface	Percentage of Revenue	8.5%
Royalties - Underground	Percentage of Revenue	6.0%

Notes: 1. Federal black lung excise tax is paid only on coal sold domestically. MM&A assumed 50% of sales will be into domestic market.

A summary of the projected operating costs for the consolidated Marfork operations is provided in *Figure 18-2*.

MARSHALL MILLER & ASSOCIATES, INC. 89

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 18-2: Marfork Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$/Ton
Year

19 Economic Analysis

19.1 Economic Evaluation

19.1.1 Introduction

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2024.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs

MARSHALL MILLER & ASSOCIATES, INC. 90

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 91 are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines’ historical costs provided a useful reference for MM&A’s cost estimates. The operations are projected on a calendar year basis. MM&A’s projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resources, properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below. Figure 19-1: Projection of Sales Tons Sales revenue is based on the coal price information provided to MM&A by Alpha. Only the revenue from Alpha’s captive mining operations is included in the financial model used for this TRS. The P&L projections of the individual mines of Alpha’s Marfork operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model to determine Enterprise Value of the aggregated entity. The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 92 on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections. Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates were assumed to be 6.0 to 8.5% of the sales revenue. The projection model also includes consolidated income tax calculations at Alpha’s Marfork Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses are carried over to offset future taxable income from Alpha mines. The terms “cash flows” and “project cash flows” used in this report refer to after-tax cash flows. Alpha’s projected consolidated annual revenue for the Marfork operations is shown in the chart below: Figure 19-2: Consolidated Annual Revenue Projected consolidated revenue, cash costs, and EBITDA for the Marfork operations are expressed in dollars per ton in the graph below.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-3: Revenue, Cash Costs, and EBITDA


$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$ per Ton
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
2058
2059
2060
2061
2062
2063
2064
Revenue
Cash Costs
EBITDA

The above chart shows an average LOM revenue of $128 per ton, cash costs of $83 to $121 per ton and EBITDA of $11 to $46 per ton at steady state. Positive EBITDA per ton averages $29.09 per ton over the life of the operations.

Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Marfork.

MARSHALL MILLER & ASSOCIATES, INC. 93

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Laurel Hernshaw	4,583	$51,548	$11.25	$108,897	$23.76
Black King LCG Brown's Br	9,917	$167,143	$16.85	$343,720	$34.66
Workman Upper Eagle	1,021	$18,474	$18.09	$32,825	$32.14
Berwind LCG	2,154	$24,190	$11.23	$48,915	$22.71
Low Gap MCG	632	$6,918	$10.94	$13,655	$21.60
Titan MCG	5,238	$96,616	$18.45	$155,040	$29.60
Coon UCG	783	$12,400	$15.84	$22,259	$28.43
Ellis UCG	908	$16,382	$18.04	$21,624	$23.82
Bee Tree Powellton	452	$4,334	$9.59	$9,154	$20.26
Black Eagle	10,649	($59,679)	$(5.60)	$123,520	$11.60
Dow Fork Eagle	10,000	$98,365	$9.84	$218,250	$21.83
Horse Creek Eagle	364	($52)	$(0.14)	$6,962	$19.11
Panther Eagle	2,812	$56,949	$20.25	$103,178	$36.69
Workman's Creek Beckley	26,132	$496,371	$18.99	$1,033,507	$39.55
Glen Alum Tunnel	2,674	$8,537	$3.19	$60,823	$22.75
Consolidated Deep Mines	**78,319**	**$998,495**	**$12.75**	**$2,302,327**	**$29.40**
Surface Mines					
Workman	16,304	$103,580	$6.35	$248,577	$15.25
Consolidated Surface Mines	**16,304**	**$103,580**	**$6.35**	**$248,577**	**$15.25**
Highwall Miner Operations					
Workman HWM	4,461	$311,502	$69.83	$331,774	$74.38
Consolidated HWMs	**4,461**	**$311,502**	**$69.83**	**$331,774**	**$74.38**
Grand Total	**99,084**	**$1,413,577**	**$14.27**	**$2,882,678**	**$29.09**

Note:
** LOM tonnage evaluated in the financial model includes September 2023 through December 2023 for underground mines and July 2023 through December 2023 production for surface mines production (1,410,126 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.

As shown in *Table 19-1,* all the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Marfork operations show positive LOM P&L and EBITDA of $1.4 billion and $2.9 billion, respectively.

A breakdown of projected EBITDA for the consolidated Marfork operations is shown in the chart below:

MARSHALL MILLER & ASSOCIATES, INC. 94

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-4: Annual EBITDA


Auger Mining
Surface Mining
Underground Mining
EBITDA $ MM
$200
$150
$100
$50
$-
$(50)
Year
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 2064 2065 2066 2067 2068

19.1.2 Cash Flow Summary

Alpha's consolidated Marfork cash flow summary in constant dollars, excluding debt service, is shown in *Table 19-2* below.

Table 19-2: Project Cash Flow Summary (000)

	Total	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027	YE 12/31 2028
Production & Sales tons	99,084	1,837	4,703	5,014	4,339	3,676	4,623
Total Revenue	$12,650,363	$219,084	$576,504	$605,617	$525,681	$449,955	$558,645
EBITDA	$2,882,678	$63,699	$154,517	$184,802	$131,787	$86,716	$143,825
Net Income	$1,166,814	$47,552	$89,398	$111,667	$75,883	$37,134	$80,635
Net Cash Provided by Operating Activities	$2,635,916	$39,436	$116,868	$154,338	$128,089	$87,588	$115,877
Purchases of Property, Plant, and Equipment	($1,278,392)	$0	($39,640)	($51,401)	($33,447)	($31,728)	($43,170)
Net Cash Flow	$1,357,523	$39,436	$77,228	$102,937	$94,642	$55,860	$72,707

	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034	YE 12/31 2035
Production & Sales tons	3,263	3,407	3,448	2,651	1,707	1,710	1,641
Total Revenue	$410,212	$430,838	$436,697	$342,519	$226,196	$226,567	$217,491
EBITDA	$36,099	$46,270	$50,257	$51,332	$28,689	$30,094	$20,363
Net Income	($12,204)	($9,699)	$1,419	$5,477	$2,661	$4,073	($4,381)
Net Cash Provided by Operating Activities	$56,298	$45,206	$48,856	$53,237	$32,861	$30,167	$21,977
Purchases of Property, Plant, and Equipment	($55,957)	($55,870)	($32,860)	($30,176)	($22,288)	($10,435)	($147,752)
Net Cash Flow	$341	($10,664)	$15,995	$23,061	$10,573	$19,732	($125,775)

MARSHALL MILLER & ASSOCIATES, INC. 95

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041	YE 12/31 2042
Production & Sales tons	1,694	1,787	1,825	1,852	2,169	2,208	2,149
Total Revenue	$222,795	$235,259	$240,297	$243,388	$281,875	$285,662	$277,445
EBITDA	$18,459	$27,117	$31,693	$36,479	$57,560	$62,756	$57,289
Net Income	($26,754)	($15,846)	($9,311)	($2,448)	$10,756	$16,596	$31,977
Net Cash Provided by Operating Activities	$19,529	$25,143	$31,321	$36,300	$53,379	$59,415	$57,760
Purchases of Property, Plant, and Equipment	($43,309)	($13,279)	($2,110)	($8,059)	($66,072)	($34,881)	$0
Net Cash Flow	($23,779)	$11,864	$29,211	$28,240	($12,693)	$24,534	$57,760

	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047	YE 12/31 2048	YE 12/31 2049
Production & Sales tons	2,316	2,368	2,602	2,553	2,350	2,147	2,421
Total Revenue	$298,002	$304,579	$334,351	$327,843	$301,945	$276,280	$311,187
EBITDA	$76,054	$80,785	$103,810	$99,229	$81,204	$67,954	$98,698
Net Income	$54,764	$53,250	$61,119	$49,594	$38,837	$29,925	$43,150
Net Cash Provided by Operating Activities	$70,770	$78,010	$92,492	$88,565	$79,577	$66,232	$83,054
Purchases of Property, Plant, and Equipment	($440)	($43,807)	($66,146)	($31,565)	($29,465)	($30,162)	($71,912)
Net Cash Flow	$70,330	$34,203	$26,347	$57,000	$50,112	$36,070	$11,142

	YE 12/31 2050	YE 12/31 2051	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054	YE 12/31 2055	YE 12/31 2056
Production & Sales tons	2,679	2,674	2,706	2,695	2,187	2,191	1,969
Total Revenue	$344,043	$343,219	$347,355	$346,970	$288,833	$290,385	$260,911
EBITDA	$122,378	$121,616	$122,747	$122,033	$65,274	$67,591	$51,975
Net Income	$54,502	$55,739	$64,468	$57,122	$12,740	$40,617	$23,181
Net Cash Provided by Operating Activities	$104,041	$110,950	$111,581	$109,528	$73,715	$59,758	$55,283
Purchases of Property, Plant, and Equipment	($53,796)	($36,027)	($9,399)	($54,001)	($17,578)	($31,356)	($19,477)
Net Cash Flow	$50,245	$74,924	$102,182	$55,527	$56,137	$28,402	$35,806

	YE 12/31 2057	YE 12/31 2058	YE 12/31 2059	YE 12/31 2060	YE 12/31 2061	YE 12/31 2062	YE 12/31 2063
Production & Sales tons	1,801	1,743	1,540	1,549	1,174	718	581
Total Revenue	$238,708	$230,919	$204,029	$205,270	$155,559	$95,173	$76,978
EBITDA	$49,894	$55,261	$50,318	$52,815	$35,487	$21,956	$20,089
Net Income	$22,752	$26,852	$23,308	$26,989	$11,050	$4,783	$8,179
Net Cash Provided by Operating Activities	$50,293	$53,839	$45,481	$48,668	$38,355	$26,651	$21,920
Purchases of Property, Plant, and Equipment	($18,720)	($344)	($12,979)	($14,258)	($14,183)	($344)	$0
Net Cash Flow	$31,573	$53,495	$32,502	$34,410	$24,172	$26,307	$21,920

	YE 12/31 2064	YE 12/31 2065	YE 12/31 2066	YE 12/31 2067	YE 12/31 2068	YE 12/31 2069	YE 12/31 2070
Production & Sales tons	380	36	0	0	0	0	0
Total Revenue	$50,363	$4,733	$0	$0	$0	$0	$0
EBITDA	$8,200	($4,321)	($4,673)	($1,849)	($930)	($474)	($247)
Net Income	($1,467)	($12,880)	($9,345)	($3,698)	($1,860)	($948)	($493)
Net Cash Provided by Operating Activities	$14,022	$2,633	($37,894)	($12,658)	($6,296)	($3,148)	($3,148)
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$14,022	$2,633	($37,894)	($12,658)	($6,296)	($3,148)	($3,148)

Notes:
(1) LOM tonnage evaluated in the financial model includes September 2023 through December 2023 for underground mines and July 2023 through December 2023 production for surface mines production (1,410,126 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2023.
(2) Results shown for 2023 represent 4th quarter only.

Consolidated cash flows are driven by annual sales tonnage, which range from 3.3 million tons to 5.0 million tons between 2024 and 2031. Between years 2032 and 2061, sales ranges from 1.2 million to 2.7 million tons and between years 2062-2065, sales range from 0.04 million tons to 0.7 million tons. Projected consolidated revenue peaks at $605.6 million in 2025 and totals $12.7 billion for the project's life.

MARSHALL MILLER & ASSOCIATES, INC. 96

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 97 Consolidated cash flow from operations is positive throughout the projected operating period, apart from post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $154.3 million in 2025 and totals $2.6 billion over the project life. Capital expenditures total $199.4 million during the first five years and $1.3 billion over the project’s life. Consolidated Marfork net cash flow after tax, but before debt service, is shown by year in the chart below: Figure 19-5: Net Cash Flow after Tax (Before Debt Service) LOM Net cash flow is positive for this project. The cash flows after year 2064 are generally related to end of mine reclamation expenditures, which are accrued over the life of the mines. 19.1.3 Discounted Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 16.57% discount rate, which represents MM&A’s estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $342.8 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Marfork reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 98 made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Marfork assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management. 19.1.4 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 16.57% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range. Figure 19-6: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 20 Adjacent Properties 20.1 Information Used No Proprietary information associated with neighboring properties was used as part of this study.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 99 21 Other Relevant Data and Information MM&A performed a previous evaluation of all the Property in year 2022 for reserves effective as of December 31, 2022, for Alpha based on the (SEC) S-K 1300 regulations. Prior to the 2022 assessment, Marfork was referred to as Mid-West Virginia Underground and Workman was previously included in and referred to as Mid-West Virginia Surface. MM&A utilized this former evaluation as the basis of an updated study for the December 31, 2023 TRS. 22 Interpretation and Conclusions 22.1 Conclusion Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Marfork Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 97.65 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 22.2 Risk Factors Risks have been identified for operational, technical, and administrative subjects addressed in the Pre- Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is directly related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 100 and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products, which define the Risk Level, are classified from very low to very high. Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 13. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reasonably reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are generally accepted quantities for the coal mining industry.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

22.2.2 Limitations

The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report.

22.2.3 Methodology

The numerical quantities (i.e., risk levels) attributable to either "initial" or "residual" risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk.

$$R = P \times C$$

Where: R = Risk Level
P = Probability of Occurrence
C = Consequence of Occurrence

The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high.

Risk Level Table

Risk Level (R)
Very Low (1 to 2)
Low (3 to 5)
Moderate (6 to 11)
High (12 to 19)
Very High (20 to 25)

Very high initial risks are unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level.

As shown and discussed above, after considering the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation.

MARSHALL MILLER & ASSOCIATES, INC. 101

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

22.2.4 Development of the Risk Matrix

Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

22.2.4.1 Probability Level Table

Table 22-1: Probability Level Table

Category	Probability Level (P)		
1	Remote	Not likely to occur except in exceptional circumstances.	<10%
2	Unlikely	Not likely to occur; small in degree.	10 - 30%
3	Possible	Capable of occurring.	30 - 60%
4	Likely	High chance of occurring in most circumstances.	60 - 90%
5	Almost Certain	Event is expected under most circumstances; impossible to avoid.	>90%

The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur.

22.2.4.2 Consequence Level Table

Table 22-2 lists the consequence levels.

MARSHALL MILLER & ASSOCIATES, INC. 102

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 103 Table 22-2: Consequence Level Table Correlation of Events in Key Elements of the Project Program to Event Severity Category Category Severity of the Event Financial Impact of the Event Unplanned Loss of Production (Impact on Commercial Operations) Events Impacting on the Environment Events Affecting the Program’s Social and Community Relations Resultant Regulatory / Sovereign Risk Events Affecting Occupational Health & Safety 1 Insignificant < USD $0.5 million ≤ 12 hours Insignificant loss of habitat; no irreversible effects on water, soil, and the environment. Occasional nuisance impact on travel. Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training). 2 Minor USD $0.5 million to $2.0 million ≤ 1 day No significant change to species populations; short- term reversible perturbation to ecosystem function. Persistent nuisance impact on travel. Transient adverse media coverage. First aid – lost time. Event recurrence avoided by corrective action thought established procedures. 3 Moderate USD $2.0 million to $10.0 million ≤ 1 week Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function. Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage. Uncertainty securing or retaining essential approval / license. Medical Treatment – permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures. Change to regulations (tax; bonds; standards). 4 Major USD $10.0 million to $50.0 million 1 to 2 weeks Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function. Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition. Suspension / long-delay in securing essential approval / license. Fatality. Avoiding event recurrence requires modification to established corrective action procedures and staff retraining. Change to laws (tax; bonds; standards). 5 Critical >USD $50.0 million >1 month Species extinction; irreversible damage to ecosystem function. Loss of social license. Withdraw / failure to secure essential approval / license. Multiple fatalities. Avoiding event recurrence requires major overhaul of policies and procedures. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Marfork Mining Complex in Accordance with United States SEC Standards as of December 31, 2023 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 104 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence with parameters that include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than 12 hours and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest possible risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The Marfork complex is in Raleigh, Kanawha, Fayette and Boone Counties, West Virginia and is an active operation with four underground mines. The active surface mine operations (Workman Creek) employ contour, area, and highwall mining methods. The active underground operations (Black Eagle Mine, Panther Eagle, Horse Creek Eagle and Glen Alum Tunnel) utilize continuous mining production sections. This method provides continuity, preserving skilled work groups and enabling effective utilization of

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

existing production equipment. The active and projected mines are located above and below drainage and as such are accessed via a combination of drifts, box cuts, shafts, and slopes.

22.2.7 Summary of Residual Risk Ratings

Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Alpha risk profile. The average risk level is 6.8, which is defined as Moderate.

Table 22-4: Risk Assessment Matrix

Consequence		<10% Remote	10-30% Unlikely	30-60% Possible	60-90% Likely	>90% Almost Certain
Critical	>$50 MM					
Major	$10-50MM	9			6	
Moderate	$2-10 MM	1, 12	2, 8, 14	3, 4		
Minor	$0.5-$2 MM			13	5, 7, 10	
Low	<$0.5 MM			11		

22.2.8 Risk Factors

A high-level approach is utilized to characterize risk factors that are generally similar across several active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually.

22.2.8.1 Geological and Coal Resource

Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets.

Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of

MARSHALL MILLER & ASSOCIATES, INC. 105

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

development of mines to offset expected or encountered adverse conditions, thereby maintaining consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency.

The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area.

Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Recoverable coal tons recognized to be significantly less than previously estimated.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations.	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons.	1	4	**4**	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level.	1	3	**3**
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	2	5	**10**	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	2	3	**6**

22.2.8.2 Environmental

Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

MARSHALL MILLER & ASSOCIATES, INC. 106

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment, and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mines.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	3	4	12	Establish and maintain close and constructive working relationships with regulatory agencies, local communities, and community action groups.	3	3	9

22.2.8.3 Regulatory Requirements

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops, when possible, to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.8.4 Market and Transportation

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically, the metallurgical markets have been cyclical and highly volatile.

MARSHALL MILLER & ASSOCIATES, INC. 107

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

Table 22-8: Market and Transportation (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

Occasional delay or interruption of rail, river and terminals service may be expected. The operator can possibly minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships.

Table 22-9: Market and Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	4	3	12	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	4	2	8

22.2.8.5 Mining Plan

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that greatly reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological, and geotechnical conditions leads to modification of mine plans and procedures to enable safe work within the mine environments.

Highlighted below are selected examples of safety and external factors relevant to Alpha's operations.

22.2.8.5.1 Methane Management

Coalbed methane is present in coal operations below drainage. Often the methane concentration in shallow coal seams is at such low levels that it can be readily managed with vigilance, and routine mine ventilation surveys. Very high methane concentrations may be present at greater depths. High

MARSHALL MILLER & ASSOCIATES, INC. 108

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

methane concentrations may require degasification of the coal seam to assure safe mining. Methane is not expected to be present in most of the Marfork property.

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed.	2	3	6

22.2.8.5.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment, and rapid extinguishment.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Mine fire at underground operation or plant stockpile fire.	Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment, and extinguishment of spontaneous combustion locations.	1	4	4

MARSHALL MILLER & ASSOCIATES, INC. 109

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

22.2.8.5.3 Ground Control

Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability.

Table 22-12: Ground Control (Risk 10)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Ground control issues cause roof failures, rib rolls, floor heave, etc.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration-based information; conservative pillar design.	4	3	12	Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions.	4	2	8

22.2.8.5.4 Availability of Supplies and Equipment

The industry has periodically had trouble receiving timely delivery of mine supplies and equipment. Availability issues often accompanied boom periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

Table 22-13: Availability of Supplies and Equipment (Risk 11)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitory external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

22.2.8.5.5 Labor

Work stoppage due to labor protests are unlikely and accompanied by limited impact should it occur. Strong employee relations and communications limit the exposure to outside protesters. Loss of

MARSHALL MILLER & ASSOCIATES, INC. 110

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning, training and mentorship of new employees.

Table 22-14: Labor – Work Stoppage (Risk 12)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Work stoppage due to slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications.	2	3	6	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	1	3	3

Table 22-15: Labor – Retirement (Risk 13)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance, and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

22.2.8.6 *Comprehensive Health and Safety*

While largely incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators.

Table 22-16: Health and Safety (Risk 14)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Failure to attain operations safety standards and associated occurrence of accidents	Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures, and fines; reputation loss	Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews	2	5	10	Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained.	2	3	6

MARSHALL MILLER & ASSOCIATES, INC. 111

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Marfork Mining Complex in Accordance with
United States SEC Standards as of December 31, 2023
Central Appalachian Coal Basin
West Virginia, USA

23 Recommendations

Alpha should continue to work both internally and with outside assistance to further define their Resource Base and to Optimize the LOM Plan.

24 References

Publicly available information from various State and Federal agencies was used where relevant.

JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatistics, The Blackburn Press Caldwell, New Jersey.

25 Reliance on Information Provided by Registrant

A summary of the information provided by Alpha relied upon by MM&A for the purposes of this TRS is provided in *Table 25-1*.

Table 25-1: Information from Registrant Relied Upon by MM&A

Category	Information Provided by Alpha	Report Section
Marketing	Long-term price forecast used in financial projections	16.2
Legal	Mineral control and surface control rights as shown on maps	3.2, 3.3
Environmental	Permit and bonding information	17.3

MARSHALL MILLER & ASSOCIATES, INC. 112

APPENDIX

A

SUMMARY TABLES

Alpha Metallurgical Resources

2023 SEC Update - Marfork

Summary of Coal Resource (Short Tons) • Effective December 31, 2023

Appendix A Table 1

Mine/Area	Seam	Coal Resource (Dry Tons, In Situ)									Quality (Dry Basis)		
		By Reliability Category					By Control Type		By Permit Status				
		Measured	Indicated	Total	Inferred	Grand Total	Owned	Leased	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Workman Creek Surface	Multi	3,981,000	848,000	4,829,000	5,000	4,834,000	0	4,829,000	4,829,000	0	-	-	-
Workman Creek HWM	Multi	0	0	0	0	0	0	0	0	0	-	-	-
Seng Creek	Chilton	14,555,000	11,353,000	25,907,000	0	25,907,000	25,907,000	0	0	25,907,000	-	-	-
Black King	Upper Cedar Grove	25,826,000	2,064,000	27,891,000	0	27,891,000	0	27,891,000	0	27,891,000	-	-	-
Titan	Middle Cedar Grove	393,000	8,000	401,000	0	401,000	0	401,000	401,000	0	-	-	-
Black King LCG	Lower Cedar Grove	4,589,000	644,000	5,234,000	0	5,234,000	0	5,234,000	0	5,234,000	7	0.8	-
Powellon 10-B	Powellton	3,533,000	211,000	3,744,000	0	3,744,000	0	3,744,000	0	3,744,000	-	-	-
Slip Ridge Powellton	Powellton	656,000	17,000	673,000	0	673,000	0	673,000	237,000	435,000	5	0.9	-
Laurel Branch	Upper Eagle	6,880,000	1,863,000	8,743,000	0	8,743,000	0	8,743,000	0	8,743,000	8	0.8	-
Marfork (Eagle A)	Eagle A	14,547,000	5,555,000	20,101,000	8,000	20,109,000	0	20,101,000	0	20,101,000	8	1.8	-
Dow Fork	Eagle	0	0	0	1,320,000	1,320,000	0	0	0	0	36	0.7	-
Panther Eagle	Eagle	2,762,000	495,000	3,257,000	0	3,257,000	0	3,257,000	3,257,000	0	13	1.5	-
Sycamore	Eagle	7,278,000	896,000	8,173,000	0	8,173,000	0	8,173,000	0	8,173,000	-	-	-
Glen Alum Tunnel	Glen Alum Tunnel	1,936,000	1,747,000	3,684,000	223,000	3,906,000	0	3,684,000	3,684,000	0	45	0.9	4
Workman	Beckley	2,934,000	5,605,000	8,539,000	57,000	8,596,000	0	8,539,000	0	8,539,000	20	1.3	-
Mountain Laurel	Beckley	14,800,000	14,565,000	29,365,000	55,000	29,420,000	29,365,000	0	0	29,365,000	-	-	-
Mountain Laurel	Fire Creek	4,389,000	1,506,000	5,895,000	0	5,895,000	5,895,000	0	0	5,895,000	4	0.7	20
	Total	**109,059,000**	**47,377,000**	**156,436,000**	**1,667,000**	**158,103,000**	**61,168,000**	**95,268,000**	**12,408,000**	**144,028,000**	**22**	**1.0**	**17**

Note(1): Resource tons are __exclusive__ of reserve tons (not converted to reserve).

Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.

Note (3): The Property contains 156.4 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2023.

All resources exclusive of reserves are considered a met market.

Totals may not add due to rounding.

AMR118 Marfork Tables (2024-01-24).xlsx • MWVU ANR Resource Report • 1/26/2024

Page 1 of 1

Alpha Metallurgical Resources

2023 SEC Update - Marfork

Summary of Coal Reserves (Short Tons) • Effective December 31, 2023

Appendix A Table 2

Mine/Area	Mine	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)											Quality (Dry Basis)		
		By Reliability Category			By Mining Type		By Control Type		By Permit Status		By Market				
		Proven	Probable	Total	Surface	UG	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Workman Creek Surface	Multi	0	15,495,000	15,495,000	15,495,000	0	67,000	15,427,000	15,495,000	0	4,648,000	10,846,000	10	0.9	-
Workman Creek HWM	Multi	4,249,000	64,000	4,313,000	4,313,000	0	0	4,313,000	3,544,000	769,000	0	4,313,000	6	0.9	-
Laurel Area	Hernshaw	3,562,000	1,021,000	4,583,000	0	4,583,000	0	4,583,000	0	4,583,000	0	4,583,000	5	0.8	36
Coon Cedar Grove	Upper Cedar Grove	765,000	18,000	783,000	0	783,000	0	783,000	783,000	0	0	783,000	7	1.1	35
Ellis Cedar Grove	Upper Cedar Grove	901,000	7,000	908,000	0	908,000	0	908,000	908,000	0	0	908,000	5	0.9	-
Titan	Middle Cedar Grove	0	5,238,000	5,238,000	0	5,238,000	0	5,238,000	3,932,000	1,306,000	0	5,238,000	6	1.1	37
Low Gap	Middle Cedar Grove	632,000	0	632,000	0	632,000	0	632,000	0	632,000	0	632,000	6	0.8	-
Black King LCG	Lower Cedar Grove	8,535,000	1,383,000	9,917,000	0	9,917,000	0	9,917,000	4,509,000	5,409,000	0	9,917,000	5	0.7	36
Berwind	Lower Cedar Grove	2,100,000	54,000	2,154,000	0	2,154,000	0	2,154,000	0	2,154,000	0	2,154,000	5	0.9	-
Beetree	Powellton	336,000	116,000	452,000	0	452,000	0	452,000	275,000	177,000	0	452,000	2	0.8	-
Workman	Upper Eagle	1,016,000	6,000	1,021,000	0	1,021,000	0	1,021,000	0	1,021,000	0	1,021,000	6	0.8	30
Black Eagle	Eagle	6,588,000	3,838,000	10,426,000	0	10,426,000	98,000	10,328,000	6,926,000	3,500,000	0	10,426,000	5	0.8	35
Dow Fork	Eagle	6,935,000	3,064,000	10,000,000	0	10,000,000	270,000	9,729,000	7,026,000	2,973,000	0	10,000,000	5	0.7	32
Panther Eagle	Eagle	2,232,000	448,000	2,680,000	0	2,680,000	0	2,680,000	2,680,000	0	0	2,680,000	4	1.1	34
Horse Creek	Eagle	297,000	68,000	364,000	0	364,000	0	364,000	364,000	0	0	364,000	4	1.1	34
Glen Alum Tunnel	Glen Alum Tunnel	1,847,000	708,000	2,555,000	0	2,555,000	219,000	2,335,000	1,285,000	1,269,000	0	2,555,000	5	0.9	26
Workman	Beckley	13,339,000	12,793,000	26,132,000	0	26,132,000	1,558,000	24,573,000	2,924,000	23,207,000	0	26,132,000	5	0.9	20
Grand Total	**Grand Total**	**53,333,000**	**44,320,000**	**97,652,000**	**19,807,000**	**77,845,000**	**2,214,000**	**95,438,000**	**50,651,000**	**47,001,000**	**4,648,000**	**93,004,000**	**6**	**0.9**	**30**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory analysis from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.

Totals may not add due to rounding.

AMR118 Marfork Tables (2024-02-06).xlsx • MWVU ANR Reserve Report • 2/6/2024

Page 1 of 1

APPENDIX

B

INITIAL ECONOMIC ASSESSMENT RESOURCES EXCLUSIVE OF RESERVES (PER TON)

Alpha Metallurgical Resources, Inc.
Initial Economic Assessment, Resources Exclusive of Reserves (per Ton)
Appendix B: Marfork Complex

Seam: / Area:	CH Marfork Elk Run Seng Creek Chilton	GAT Marfork Glen Alum Tunnel Block E	MCG Marfork Titan Middle Cedar Grove Block D	LCG Marfork Black King I Block A1	LCG Marfork Black King I Block C	UCG Marfork Black King UCG	EG Marfork Dow Fork Eagle	EG Marfork Sycamore Eagle
In-Place Resource Tons (not adjusted for Q4 2023 Depletion)	25,907,000	3,683,572	401,000	2,065,000	3,169,000	27,891,000	1,319,948	8,105,000
Potentially Recoverable Tons*	6,087,692	997,432	164,970	834,852	1,286,197	8,949,706	255,618	2,775,028
Mining Method	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM
Assumed Sales Realization at Plant**	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140
Initial Capex Estimate to Access Resources***	$ 29,000,000	$ 9,000,000	$ 2,000,000	$ -	$ 9,000,000	$ 73,000,000	$ -	$ 29,000,000
Direct Mining Costs:								
Labor****	$ 19.44	$ 35.04	$ 30.65	$ 32.37	$ 27.34	$ 38.03	$ 28.53	$ 25.05
Supplies, Excluding Roof Control	$ 5.95	$ 10.25	$ 9.38	$ 8.89	$ 8.37	$ 10.44	$ 8.73	$ 7.67
Roof Control	$ 4.96	$ 11.60	$ 7.82	$ 7.40	$ 6.97	$ 8.70	$ 7.28	$ 6.39
M&R	$ 13.66	$ 8.14	$ 10.84	$ 12.05	$ 11.19	$ 12.67	$ 15.03	$ 11.19
Power	$ 2.35	$ 0.66	$ 1.87	$ 2.08	$ 1.93	$ 2.18	$ 2.59	$ 1.93
Other	$ 4.00	$ 3.97	$ 3.18	$ 3.53	$ 3.28	$ 3.71	$ 4.41	$ 3.28
Total Direct Cash Costs	$ 50.36	$ 69.66	$ 63.74	$ 66.32	$ 59.09	$ 75.74	$ 66.58	$ 55.50
Transporation, Washing, Environmental & G&A Costs:								
Coal Prep*****	$ 12.72	$ 12.76	$ 10.09	$ 11.22	$ 10.42	$ 11.80	$ 14.00	$ 10.41
Materials Handling	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50
Raw Coal Trucking*****	$ 9.37	$ 2.99	$ 10.47	$ 3.83	$ 3.56	$ 4.03	$ 16.07	$ 3.56
Clean Coal Trucking	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25
Enviro******	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35
G&A	$ 6.00	$ 5.26	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00
Total Transporation, Washing, Environmental & G&A Costs:	$ 31.19	$ 24.11	$ 29.66	$ 24.15	$ 23.08	$ 24.93	$ 39.16	$ 23.07
Indirect Cash Costs								
Royalty	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 8.40
Black Lung Excise Tax	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55
SMCRA	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12
State Severance	$ 7.00	$ 2.80	$ 1.40	$ 1.40	$ 2.80	$ 1.40	$ 7.00	$ 7.00
Property Tax & Insurance	$ 1.40	$ 0.70	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40
Total Indirect Cash Costs	$ 17.47	$ 12.57	$ 11.87	$ 11.87	$ 13.27	$ 11.87	$ 17.47	$ 17.47
Non Cash Costs								
Amoritiztion of Development Capital	$ 4.76	$ 9.02	$ 12.12	$ -	$ 7.00	$ 8.16	$ -	$ 10.45
Depreciation of Initial Equipment and Sustaining Capital	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73
Depletion	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
Total Non Cash	$ 12.50	$ 16.76	$ 19.86	$ 7.73	$ 14.73	$ 15.89	$ 7.73	$ 18.18
Total Cash Cost	$ 99.02	$ 106.34	$ 105.27	$ 102.34	$ 95.44	$ 112.54	$ 123.21	$ 96.04
EBITDA	$ 40.98	$ 33.66	$ 34.73	$ 37.66	$ 44.56	$ 27.46	$ 16.79	$ 43.96
Fully Loaded Cost	$ 111.52	$ 123.09	$ 125.13	$ 110.08	$ 110.17	$ 128.43	$ 130.94	$ 114.23
Fully Loaded P&L	$ 28.48	$ 16.91	$ 14.87	$ 29.92	$ 29.83	$ 11.57	$ 9.06	$ 25.77
Passes Resource Inital Economic Assessment?	YES	YES	YES	YES	YES	YES	YES	YES

Seam: / Area:	EG Marfork Panther Eagle	BEC Marfork Beckley Mt. Laurel	BEC Marfork Beckley Workman	FC Marfork Firecreek Mt. Laurel	POW Marfork Laurel Br Upper Eagle	POW Marfork Powellton Block 10-B	EGA Marfork Marfork Eagle A Block A	EGA Marfork Marfork Eagle A Blocks B&C	POW Marfork Slip Ridge Powellton	GAT Marfork Glen Alum Block B1	Win & Abv. Marfork Workman Creek (WIN & Above)
In-Place Resource Tons (not adjusted for Q4 2023 Depletion)	3,256,899	29,420,000	8,596,000	5,895,000	8,743,000	3,744,000	5,831,213	14,278,000	672,892	222,668	6,561,580
Potentially Recoverable Tons*	1,197,538	6,928,697	2,216,225	1,642,161	2,945,628	1,085,980	2,330,284	4,703,623	285,693	54,108	5,306,033
Mining Method	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Surface
Assumed Sales Realization at Plant**	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140	$ 140
Initial Capex Estimate to Access Resources***	$ -	$ 183,000,000	$ 17,000,000	$ 29,000,000	$ 9,000,000	$ 9,000,000	$ 9,000,000	$ 9,000,000	$ 3,500,000	$ -	$ 812,000
Direct Mining Costs:											
Labor****	$ 26.15	$ 35.07	$ 27.67	$ 37.70	$ 35.48	$ 30.58	$ 29.14	$ 32.17	$ 32.43	$ 24.77	
Supplies, Excluding Roof Control	$ 9.34	$ 9.63	$ 7.60	$ 10.35	$ 9.74	$ 9.36	$ 8.92	$ 9.85	$ 9.93	$ 6.81	
Roof Control	$ 7.78	$ 8.02	$ 6.54	$ 8.62	$ 8.12	$ 7.80	$ 7.43	$ 8.20	$ 8.27	$ 5.68	
M&R	$ 14.96	$ 11.21	$ 9.52	$ 12.50	$ 13.71	$ 12.74	$ 12.21	$ 13.82	$ 14.20	$ 11.48	
Power	$ 2.58	$ 1.93	$ 1.64	$ 2.16	$ 2.36	$ 2.20	$ 2.11	$ 2.38	$ 2.45	$ 1.98	
Other	$ 4.39	$ 3.29	$ 2.79	$ 3.66	$ 4.02	$ 3.73	$ 3.58	$ 4.05	$ 4.16	$ 3.36	
Total Direct Cash Costs	$ 65.20	$ 69.16	$ 55.77	$ 74.99	$ 73.43	$ 66.40	$ 63.38	$ 70.48	$ 71.45	$ 54.08	$ 55.07
Transporation, Washing, Environmental & G&A Costs:											
Coal Prep*****	$ 13.93	$ 10.44	$ 8.87	$ 11.64	$ 12.77	$ 11.86	$ 11.37	$ 12.87	$ 13.22	$ 10.69	$ 4.30
Materials Handling	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50
Raw Coal Trucking*****	$ -	$ 9.41	$ 2.53	$ 10.49	$ 11.23	$ 4.13	$ 4.47	$ 11.74	$ 11.63	$ 9.40	$ 2.92
Clean Coal Trucking	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 0.50
Enviro******	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35
G&A	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 6.00	$ 4.60
Total Transporation, Washing, Environmental & G&A Costs:	$ 23.03	$ 28.95	$ 20.50	$ 31.23	$ 33.10	$ 25.09	$ 24.94	$ 33.71	$ 33.95	$ 29.19	$ 14.17
Indirect Cash Costs											
Royalty	$ 8.40	$ -	$ 8.40	$ -	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 8.40	$ 11.90
Black Lung Excise Tax	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.25
SMCRA	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.28
State Severance	$ 1.40	$ 2.80	$ 7.00	$ 1.40	$ 1.40	$ 2.80	$ 1.40	$ 2.80	$ 1.40	$ 1.40	$ 7.02
Property Tax & Insurance	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.40	$ 1.00
Total Indirect Cash Costs	$ 11.87	$ 4.87	$ 17.47	$ 3.47	$ 11.87	$ 13.27	$ 11.87	$ 13.27	$ 11.87	$ 11.87	$ 20.45
Non Cash Costs											
Amoritiztion of Development Capital	$ -	$ 26.41	$ 7.67	$ 17.66	$ 3.06	$ 8.29	$ 3.86	$ 1.91	$ 12.25	$ -	$ 0.12
Depreciation of Initial Equipment and Sustaining Capital	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 6.73	$ 4.60
Depletion	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 2.00	$ 3.00	$ 1.00
Total Non Cash	$ 7.73	$ 34.14	$ 15.40	$ 25.39	$ 10.79	$ 16.02	$ 11.60	$ 9.65	$ 20.98	$ 9.73	$ 5.72
Total Cash Cost	$ 100.10	$ 102.98	$ 93.73	$ 109.70	$ 118.40	$ 104.76	$ 100.19	$ 117.46	$ 117.27	$ 95.14	$ 89.69
EBITDA	$ 39.90	$ 37.02	$ 46.27	$ 30.30	$ 21.60	$ 35.24	$ 39.81	$ 22.54	$ 22.73	$ 44.86	$ 50.31
Fully Loaded Cost	$ 107.83	$ 137.13	$ 109.14	$ 135.09	$ 129.19	$ 120.78	$ 111.79	$ 127.10	$ 138.25	$ 104.87	$ 95.41
Fully Loaded P&L	$ 32.17	$ 2.87	$ 30.86	$ 4.91	$ 10.81	$ 19.22	$ 28.21	$ 12.90	$ 1.75	$ 35.13	$ 44.59
Passes Resource Inital Economic Assessment?	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES

*Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages
**Sales realization represents estimated long range sales price.
***No initial capital required where resources are accessible from existing mines.
****Labor rates are driven based off of super section productivities assuming 250 to 300 feet per unit shift per section for underground mineable resources, and $2.50 per cubic yard for surface mineable resources.
*****Processing assumed to occur at Marfork plant with the exception of Mt. Laurel resouces, which are assumed to be toll washed at another regional plant.
******Environmental costs assumed to include permiting, outfall maintenance, etc.

AMR118 Marfork Initial Economic Assessment Resources Exclusive of Reserves 122123.xlsx

Page 1 of 1

APPENDIX

C

MAPS

Seng Creek Area 3000' Scale In Feet 0 Data Point Location Map 1 Marfork Area Chilton Seam Alpha Metallurgical Resource, LLC Boone & Raleigh Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 N Resource Exclusive of Reserve / Not Converted to Reserve Bethlehem Mines No. 113 Bethlehem Mines No. 114 & 115 Laurel Area 4000' Scale In Feet 0 Data Point Location Map 2 Marfork Area Hernshaw Seam Alpha Metallurgical Resource, LLC Boone, Raleigh & Kanawha Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Inclusive of Reserve / Converted to Reserve

R 1" OF COAL CUT UP 80' Coon Area Ellis Area Black King Area Black King Area 1.5 Scale In Miles 0 Data Point Location Map 3 Marfork Area Upper Cedar Grove Seam Alpha Metallurgical Resource, LLC Boone & Raleigh Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve TSH-14 BADTOP BADTOP XX XX X X X X X X X X X X X XX X X X XX XX X X X X X X XX XX XX X X X X XX X X X X X X BE LT N o. 2 BELT No.3 X X X X X X X X FALL X XX XX XX X X XX X BAD TOP AREA FALL X XX X X X X X X X X X X X X X XX X X X X X X X X X X 308° 47' 39" AZI. 308° 47' 39" AZI. $ $ $ $ $ $$ $ $ SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA 50 ft. Barrier 128° 52' 05" AZI. $ $ $$ $ $ 21 8° 5 0' 3 0" A ZI . BOTH SPLITS RAMPED UP TOP SPLIT ONLY 308° 48' 28.35" AZI. 308° 48' 28" AZI. 21 8° 4 8' 28 " A ZI . BM M AI NS AZI.308°48'28" Ra m pe d up To p s pli t o nly Bo th S pli ts XX X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X XX X X X X X XX X X X Laurel Alma Mine Titan Area Low Gap Area 6000' Scale In Feet 0 Data Point Location Map 4 Marfork Area Middle Cedar Grove Seam Alpha Metallurgical Resource, LLC Kanawha & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve

PILLARS MINED 7 MAD DOG MAINS D O O BE R M AI N S FALL FALL FALL HOOVE /FALL LAYERED SHALE Sealed Area of Kessler No. 4 BIG R FAULT FAULT FAULT FAULT Sealed Area of Kessler No. 4 Sealed Area of Kessler No. 4 (Not measured by Elk Run Coal Company) (Not measured by Elk Run Coal Company) (Not measured by Elk Run Coal Company) Berwind Area Black King I Area Black King I Mine 2 Scale In Miles 0 Data Point Location Map 5 Marfork Area Lower Cedar Grove Seam Alpha Metallurgical Resource, LLC Boone & Raleigh Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve + + + + + + + + ROWLAND NO. 11 MINE Workman Area 10-B Area Beetree Area Slip Ridge Area 1 Scale In Miles 0 Data Point Location Map 6 Marfork Area Powellton Seam Alpha Metallurgical Resource, LLC Boone & Raleigh Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve

2000 Scale In Feet 0 Data Point Location Map 7A Marfork Area Upper Eagle Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Surface / Underground Mining N Resource Inclusive of Reserve / Converted to Reserve 2000 Scale In Feet 0 Data Point Location Map 7B Marfork - Laurel Creek Area Upper Eagle Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Surface / Underground Mining Resource Exclusive of Reserve / Not Converted to Reserve

6000 Scale In Feet 0 Data Point Location Map 8 Marfork Area Eagle A Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Surface / Underground Mining Resource Exclusive of Reserve / Not Converted to Reserve

4000' Scale In Feet 0 Data Point Location Map 10 Marfork Area Glen Alum Tunnel Seam Alpha Metallurgical Resource, LLC Raleigh County, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve Beckley Lick Run Bonny Mine Stanaford No. 1 Mine Skelton Mine Mountain Laurel Area Workman Area Beckley Mine 2 Scale In Miles 0 Data Point Location Map 11 Marfork Area Beckley Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve

Mountain Laurel Area 3000' Scale In Feet 0 Data Point Location Map 12 Marfork Area Fire Creek Seam Alpha Metallurgical Resource, LLC Boone, Raleigh, Kanawha & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/23 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Lower Winifrede and Above N Alpha Metallurgical Resources, LLC Map W-2 Marfork - Workman Raleigh County, Virginia Coordinate System: West Virginia South State Plane NAD 27 4000 Scale In Feet 0 Data Point Location Previous Surface Mining Resource Exclusive of Reserve Controlled Surface Resource Not Converted to Reserve as of 12/31/23

Ridge
Branch
Right
Fork
Raines
Creek
Davis
Fork
Boyd
Branch
Lem
Fork
Creek
Horse
Sturgeon
Fork
Clays
Branch
Dry
Creek
Stockinglag
Fork

MARSHALL MILLER & ASSOCIATES AMR118 Bluefield, VA 01/24 ko Map W-3-MF-UCHILA.dwg	• Data Point Location Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23 Contour / Area Reserve 0 4000 Scale In Feet	**Map W-3** Marfork - Workman Upper Cilton A Alpha Metallurgical Resources, LLC Raleigh County, Virginia Coordinate System: West Virginia South State Plane NAD 27



Right
Creek
Fork
Raines
Davis
Fork
Boyd
Lem
Fork
Sturgeon
Fork
Dry
Creek
Stockinglag
Fork

MARSHALL MILLER & ASSOCIATES AMR118 Bluefield, VA 01/24 Map W-4-UCHIL-MCHILA.dwg ko	• Data Point Location Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23 Contour / Area Reserve HWM Reserve - Chilton Rider Highwall Miner Not Shown 0 4000 Scale In Feet	**Map W-4** Marfork - Workman Upper Chilton Through Middle Chilton A Alpha Metallurgical Resources, LLC Raleigh County, Virginia Coordinate System: West Virginia South State Plane NAD 27

MARSHALL MILLER &ASSOCIATES
AMR118 Bluefield, VA 01/24 ko
Map W-5-MF-MCG-LCHIL.dwg
Data Point Location
Previous Surface / Underground Mining
Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23
Contour / Area Reserve
HWM Reserve - Lower Hernshaw Highwall Miner Not Shown
0 5000
Scale In Feet
Map W-5
Marfork - Workman
Middle Cedar Grove Through Lower Chilton
Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27


MARSHALL MILLER &ASSOCIATES
AMR118 Bluefield, VA 01/24 ko
Map W-6-MF-PEERUS-LCG.dwg
Data Point Location
Previous Surface / Underground Mining
Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23
Contour / Area Reserve
0 4000
Scale In Feet
Map W-6
Marfork - Workman
Peerless Upper Split and Lower Cedar Grove
Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Lens
Fork
Dry Creek
Stockinglog Fork
C L E A R F O R K
MOUNTAIN

AMR118 Bluefield, VA 01/24 ko
Map W-7-MF-L2GAS-PEERC.dwg

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-7
Marfork - Workman
Lower 2 Gas through Peerless C

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Lens
Fork
Dry Creek
Stockinglog Fork
C L E A R F O R K
MOUNTAIN

AMR118 Bluefield, VA 01/24 ko
Map W-8-MF-POW.dwg

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/24

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-8
Marfork - Workman
Powellton

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

N
Lem Fork
Dry Creek
Stockingleg Fork
CLEAR FORK

MARSHALL MILLER & ASSOCIATES

AMR118 Bluefield, VA 01/24 ko
Map W-9-MF-UEAGR2.dwg

- Data Point Location
- Previous Surface Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23

- Contour / Area Reserve

0 4000
Scale In Feet

Map W-9
Marfork - Workman
Upper Eagle Rider 2 and Lower Powellton

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27



N
Lem Fork
Dry Creek
Stockingleg Fork
CLEAR FORK
H FORK

MARSHALL MILLER & ASSOCIATES

AMR118 Bluefield, VA 01/24 ko
Map W-10-MF-UEAG.dwg

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-10
Marfork - Workman
Upper Eagle and Upper Eagle Rider

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

C L E A R F O R K
H F O R K

MARSHALL MILLER & ASSOCIATES

AMR118 Bluefield, VA 01/24 ko
Map W-11-MF-EGREGA.dwg

Data Point Location

Previous Surface / Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23

Contour / Area Reserve

HWM Reserve

0 4000
Scale In Feet

Map W-11
Marfork - Workman
Eagle Rider Eagle A

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27



C L E A R F O R K
H F O R K

MARSHALL MILLER & ASSOCIATES

AMR118 Bluefield, VA 01/24
Map W-12-MF-EAG.dwg ko

Data Point Location

Previous Surface / Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23

Contour / Area Reserve

HWM Reserve

0 4000
Scale In Feet

Map W-12
Marfork - Workman
Eagle

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Little Eagle N Alpha Metallurgical Resources, LLC Map W-13 Marfork - Workman Raleigh County, Virginia Coordinate System: West Virginia South State Plane NAD 27 4000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/23